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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Commerce Energy Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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COMMERCE ENERGY GROUP, INC.
600 Anton Boulevard, Suite 2000
Costa Mesa, California 92626
(714) 259-2500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        We cordially invite you to attend the annual meeting of stockholders of Commerce Energy Group, Inc. This annual meeting of stockholders will be held at 10:00 a.m., local time, on March 27, 2008, at The Hilton Costa Mesa, located at 3050 Bristol Street, Costa Mesa, California 92626, for the following purposes:

    1.
    To elect two Class I directors to the Board of Directors to hold office for a term of three years or until their respective successors are elected and qualified;

    2.
    To ratify the appointment of Hein & Associates LLP as Commerce Energy Group Inc.'s independent registered public accounting firm for the fiscal year ending July 31, 2008; and

    3.
    To transact such other business as may properly come before this annual meeting of stockholders or any adjournments or postponements thereof.

        The Board of Directors has nominated Rohn Crabtree and Gary J. Hessenauer as the nominees for election to the Board of Directors as Class I directors.

        The Board of Directors has fixed the close of business on February 8, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, this annual meeting of stockholders.

        You are cordially invited to be present and to vote at this annual meeting of stockholders in person. However, you are also requested to sign, date and return the enclosed proxy in the enclosed postage-paid and addressed envelope, or to submit a proxy by telephone or the Internet in accordance with the instructions on the enclosed proxy card, whether or not you expect to attend. In the event you have returned a signed proxy, but elect to attend this annual meeting of stockholders and vote in person, you will be entitled to vote.

By Order of the Board of Directors,
C. Douglas Mitchell Interim Chief Financial Officer and Secretary

Costa Mesa, California
February 27, 2008

COMMERCE ENERGY GROUP, INC.
600 Anton Boulevard, Suite 2000
Costa Mesa, California 92626

PROXY STATEMENT

        The Board of Directors of Commerce Energy Group, Inc. (the "Company") is soliciting proxies to be voted at the annual meeting of stockholders of the Company to be held on March 27, 2008 at The Hilton Costa Mesa, located at 3050 Bristol Street, Costa Mesa, California 92626, at 10:00 a.m., local time, and at any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described herein. The approximate date on which this proxy statement and the enclosed form of proxy are first being sent or given to stockholders is February 29, 2008.

        The Board of Directors of the Company (the "Board of Directors" or the "Board") has fixed the close of business on February 8, 2008 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the "Record Date"). The only outstanding class of stock of the Company is its common stock, par value $0.001 per share ("Common Stock"). As of the Record Date, 30,375,618 shares of Common Stock were outstanding. Each share of Common Stock entitles its record holder on the Record Date to one vote on all matters.

QUESTIONS AND ANSWERS

Why am I receiving this annual meeting information and proxy?

        You are receiving this annual meeting information and proxy from us because you owned shares of Common Stock as of the Record Date. This proxy statement describes issues on which you may vote and provides you with other important information so that you can make informed decisions.

        You may own shares of Common Stock in several different ways. If your stock is represented by one or more stock certificates registered in your name, you have a stockholder account with our transfer agent, Computershare Trust Company, which makes you a stockholder of record. If you hold your shares in a brokerage, trust or similar account, you are a beneficial owner, not a stockholder of record.

What am I voting on?

        You are being asked to vote on (a) the election of two Class I directors; and (b) the ratification of the appointment of Hein & Associates LLP, as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2008 ("fiscal 2008"). When you sign and mail the proxy card or submit your proxy by telephone or the Internet, you appoint Gregory L. Craig and Dennis R. Leibel as your representatives at the Annual Meeting. (When we refer to the "named proxies," we are referring to Messrs. Craig and Leibel.) This way, your shares will be voted even if you cannot attend the Annual Meeting.

How does the Board of Directors recommend I vote on each of the proposals?

  •
  FOR the Board's director nominees, and

  •
  FOR the ratification of the appointment of Hein & Associates LLP as the Company's independent registered public accounting firm for fiscal 2008.

How do I vote my shares?

        Record holders may vote by using the proxy card, or by submitting proxies by telephone or by the Internet.

        Persons who beneficially own stock held:

  •
  by a broker or bank and who have the power to vote or to direct the voting of the shares can vote using the proxy or the voting information form provided by the broker or bank and, if made available by the broker or bank, telephone and/or Internet voting;

  •
  in trust under an arrangement that provides the beneficial owner with the power to vote or to direct the voting of the shares can vote in accordance with the provisions of such arrangement.

        Persons who beneficially own stock can vote at the Annual Meeting provided that they obtain a "legal proxy" from the person or entity holding the stock for him or her, typically a broker, bank or trustee. A beneficial owner can obtain a legal proxy by making a request to the broker, bank or trustee. Under a legal proxy, the bank, broker or trustee confers all of its rights as a record holder (which may in turn have been passed on to it by the ultimate record holder) to grant proxies or to vote at the Annual Meeting.

        Set forth below are the various means—Internet, phone and mail—for voting without attending the Annual Meeting. Subject to applicable time deadlines for Internet and phone voting applicable to most stockholders, a person voting by any of these means may submit another proxy again using that means or another means and the later-dated proxy will have the effect of revoking the earlier-dated proxy. For example, a person who votes on March 13th using the Internet can change their vote on March 14th by using the Internet, phone or mail, and the effect of the March 14th vote would be to revoke the earlier March 13th vote. A record holder can attend the Annual Meeting and vote, which will have the effect of revoking a previously given proxy. A beneficial holder who has been given a legal proxy by the record holder can attend the Annual Meeting and vote, which will have the effect of revoking a previously given proxy or voting information form.

        You may submit your proxy on the Internet.    Stockholders of record and most beneficial owners of Common Stock may vote via the Internet. Instructions for doing so are provided along with your proxy card or voting instruction form. If you vote on the Internet, please do not mail in your proxy card. Subject to rules relating to broker non-votes, your Internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

        You may submit your proxy by phone.    Stockholders of record and most beneficial owners of Common Stock may vote by phone. Instructions for doing so are provided along with your proxy card or voting instructions. If you vote by telephone, please do not mail in your proxy card. Subject to rules relating to broker non-votes, your phone vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

        You may submit your proxy by mail.    Simply sign and date the proxy card or voting instruction form received with this proxy statement and mail it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.

        If you return a signed proxy card but do not mark your choices, your shares will be voted in accordance with the recommendations of the Board of Directors indicated above and as stated below under the caption "How will my shares be voted?" If you do not mark your choices on the voting instruction form, the voting of your shares will be subject to rules relating to broker non-votes.

        The availability of telephone and Internet submission of proxies.    Telephone and Internet voting have been provided for. Simply follow the instructions that appear on the enclosed form of proxy or voting instruction form.

        All proxies that have been properly submitted and not revoked will be voted at the Annual Meeting.

What if I change my mind after I submit my proxy?

        You may revoke your proxy and change your vote irrespective of the method (i.e., telephone, Internet or mail) in which you originally submitted your proxy by delivering a later-dated proxy or by voting at the Annual Meeting. The later-dated proxy may be delivered by telephone, Internet or mail and need not be delivered by the same means used in delivering the to-be-revoked proxy. You may do this at a later date or time by:

  •
  submitting a proxy by telephone or on the Internet (which may not be available to some beneficial holders); your latest telephone or Internet proxy will be counted;

  •
  signing and delivering a proxy card with a later date; or

  •
  voting at the Annual Meeting. (If you hold your shares beneficially through a broker, you must bring a legal proxy from the record holder in order to vote at the Annual Meeting.)

        If you are a registered stockholder, you may obtain a new proxy card by contacting the Corporate Secretary, Commerce Energy Group, Inc., 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626, telephone (714) 259-2500. If your shares are held by a broker, trustee or bank, you may obtain a new voting instruction by contacting your broker, trustee or bank. If you sign and date the proxy card or the voting instruction form and submit it in accordance with the accompanying instructions and in a timely manner, any earlier proxy card or voting instructions will be revoked and your choices on the proxy card or voting instruction form will be voted as you instruct.

How will my shares be voted?

        All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted "FOR" all of the following: (a) the election of the Board of Directors' nominees for directors; and (b) the ratification of the appointment of Hein & Associates LLP as the Company's independent registered public accounting firm for fiscal 2008. As to any other business which may properly come before the Annual Meeting, the persons named in such proxies will vote in accordance with their best judgment, although the Company does not presently know of any other such business.

How many shares must be present to hold the meeting?

        A majority of the Company's outstanding shares of Common Stock as of the Record Date must be present at the Annual Meeting and entitled to vote in order to hold the Annual Meeting and conduct business (i.e., to constitute a quorum). Shares are counted as present at the Annual Meeting if the stockholder of record attends the Annual Meeting in person, if the beneficial holder attends with a legal proxy from the record holder, or if the record holder has granted a proxy, whether by returning a proxy card or by telephone or Internet, without regard to whether the proxy actually casts or withholds a vote or abstains from voting.

How many votes must the Class I Director nominees receive to be elected?

        Directors are elected by a plurality, which means that the two Class I Director nominees who receive the highest number of "FOR" votes will be elected. There is no cumulative voting for the Company's directors. A properly executed proxy withholding authority to vote for one or more nominees with respect to the election of directors will not be voted for the director(s) from whom authority to vote is withheld. However, the shares represented will be counted for purposes of determining whether there is a quorum. Abstentions, withheld votes and broker non-votes, if applicable, will not be taken into account in determining the outcome of the election of directors.

What happens if a director nominee is unable to stand for election?

        The Board of Directors may reduce the number of seats on the Board or it may designate a substitute nominee. If the Board designates a substitute, shares represented by proxies will be voted for the substitute nominee.

How many votes are required to ratify the appointment of the Company's independent registered public accounting firm for fiscal 2008?

        The affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal will constitute stockholder ratification of the appointment of Hein & Associates LLP as the Company's independent registered public accounting firm for fiscal 2008.

        Abstentions, but not broker non-votes, will be treated as shares present and entitled to vote on this proposal. Applying that standard, an abstention will have the effect of a vote "against" this proposal, and a broker non-vote will reduce the absolute number (although not the percentage) of the affirmative votes needed for approval of this proposal.

What are broker non-votes?

        As indicated above, if you are a stockholder of record who submits a proxy but does not indicate how the proxies should vote on one or more matters, the named proxies will vote as recommended by the Company. However, if your shares are held by a broker and you do not provide instructions to the broker on how to vote (whether you use the Internet or phone or return the enclosed voting instruction form), the absence of instructions may cause a "broker non-vote" on the matters for which you do not provide instructions. Accordingly, if you want to vote your shares on a matter, it is important that you provide voting instructions on that matter.

        When there is a broker non-vote, the stockholder grants a limited proxy that does not empower the holder to vote on a particular proposal(s).

Who pays the costs of proxy solicitation?

        The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. In addition to the use of the mails, solicitation of proxies may be made by means of personal calls upon, or telephonic, telegraphic or other electronic communications with, stockholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services. The Company does not intend to furnish proxy statements pursuant to Rule 14a-16 in connection with the Annual Meeting. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this proxy statement to stockholders whose Common Stock is held of record by such entities. The Company has engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies in connection with this proxy statement, and such firm will receive a fee estimated to be $5,000 and will be reimbursed for out-of-pocket expenses. MacKenzie Partners also may use the above-referenced means to solicit proxies.

What business may be properly brought before the meeting and what discretionary authority is granted?

        Nominations for Directors for the Annual Meeting.    The Second Amended and Restated Bylaws of the Company (the "Bylaws") set forth specific procedures relating to the nomination of the Company's directors (the "Nomination Bylaw"), and no person is eligible for election as a director unless nominated in accordance with the Nomination Bylaw. If a stockholder wishes to nominate a candidate for election as a director, the Nomination Bylaw requires a stockholder's notice of nomination to have been delivered to or mailed and received at the principal executive offices of the Company not earlier than September 27, 2007 and not later than October 27, 2007 to be timely for the Annual Meeting. For this Annual Meeting, the Company has not received a timely notice of nomination from any stockholder. Accordingly, the presiding officer of the Annual Meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Nomination Bylaw, and if he should so determine, he will so declare to the Annual Meeting and the defective nomination will be disregarded.

        Stockholder Proposals for the Annual Meeting.    The Bylaws set forth specific procedures to enable stockholders to properly bring business before an annual meeting of the stockholders (the "Stockholder Proposal Bylaw"). Under the terms of the Stockholder Proposal Bylaw, to be timely for the Annual Meeting a stockholder must have delivered notice of a proposal to the principal executive offices of the Company not earlier than September 27, 2007 and not later than October 27, 2007. For this Annual Meeting, the Company has not received a timely notice of any proposal from any stockholder. Accordingly, the presiding officer of the Annual Meeting will, if the facts warrant, determine that a stockholder proposal was not made in accordance with the procedures prescribed by the Stockholder Proposal Bylaws, and if he should so determine, he will so declare to the Annual Meeting and the defective proposal will be disregarded.

        Rule 14a-8.    To the extent that a stockholder desires to have his or her proposal included in the Company's proxy materials in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), such proposal must have been received by the Company prior to the deadline for submission calculated in accordance with Rule 14a-8, and not be otherwise excludable under Rule 14a-8. The Company originally disclosed in its proxy materials for last year's annual meeting that the deadline for submission of proposals for inclusion in the Company's proxy materials relating to this year's Annual Meeting was August 27, 2007. However, since the Annual Meeting is being held more than 30 days after the anniversary of the previous year's meeting, the Company announced a revised deadline of December 31, 2007 for submitting a stockholder proposal relating to this year's Annual Meeting in accordance with Rule 14a-8. No proposals were submitted for inclusion in the Company's proxy materials relating to the Annual Meeting prior to such revised deadline.

        The Company has no knowledge or notice that any business other than as set forth in the Notice of Annual Meeting will be brought before the Annual Meeting. As to other matters that properly come before the Annual Meeting and are not on the proxy card, Mr. Craig and Mr. Leibel will vote the shares of Common Stock for which they hold proxies in accordance with their best judgment.

        For information related to application of the Nomination Bylaw, the Stockholder Proposal Bylaw and Rule 14a-8 to the annual meeting relating to fiscal 2008, see the discussion in this Proxy Statement under the caption "Submission of Stockholder Proposals and Director Nominations for the Annual Meeting for the Fiscal Year Ending July 31, 2008."

Is a list of stockholders entitled to vote at the meeting available?

        A list of stockholders of record entitled to vote at the annual meeting will be available at the Annual Meeting. It also will be available Monday through Friday from March 12, 2008 through March 26, 2008, between the hours of 9 a.m. and 4 p.m., local time, at the offices of the Corporate Secretary, 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626.

        A stockholder of record may examine the list for any legally valid purpose related to the Annual Meeting.

Where can I find the voting results of the meeting?

        We will publish the final results in our quarterly report on Form 10-Q for the third quarter of fiscal 2008. You can read or print a copy of that report by going to the Company's website, www.commerceenergy.com, and then choosing Investor Relations, SEC Filings. You can find the same Form 10-Q by going directly to the SEC EDGAR files at www.sec.gov. You can also obtain a copy by calling us at (714) 259-2500, or by calling the U.S. Securities and Exchange Commission (the "SEC") at (800) SEC-0330 for the location of a public reference room.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Beneficial Ownership Table

        The following table sets forth certain information about the beneficial ownership of our Common Stock as of the Record Date by:

  •
  each person known by us to own beneficially more than 5% of the voting power of our outstanding Common Stock;

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  each of our current directors;

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  each nominee for election to become a director;

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  our former Chief Executive Officer and the other officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" (we collectively refer to these officers as the "named executive officers"); and

  •
  all of our current directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC based upon voting or investment power over the securities. Shares and share percentages beneficially owned are based upon the number of shares of Common Stock outstanding on the Record Date, together with options, warrants or other convertible securities that are exercisable for such respective securities within 60 days of the Record Date for each stockholder. Under the rules of the SEC, beneficial ownership includes shares over which the named stockholder exercises voting and/or investment power. Shares of Common Stock subject to options, warrants or other convertible securities that are currently exercisable or will become exercisable within 60 days of the Record Date are deemed outstanding for computing the respective percentage ownership of the person holding the option, warrant or other convertible security, but are not deemed outstanding for purposes of computing the respective percentage ownership of any other person. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. The inclusion of shares in the table does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of the shares.

	Common Stock
	Amount and Nature of Beneficial Ownership
Name	Number of Shares Owned		Right to Acquire(1)	Total	Percent of Class
Principal Stockholders:
Daniel Zeff(2)	3,036,216	(3)	—	3,036,216	10.0%
Ian B. Carter(4)	250,000		2,500,000	2,750,000	9.0%
Class I Directors and Nominees for Election at the Annual Meeting:
Rohn Crabtree	—		—	—	*
Gary J. Hessenauer	30,000		70,000	100,000	*
Class II Directors:
Charles E. Bayless	112,000		120,000	232,000	*
Mark S. Juergensen	50,000		157,500	207,500	*
Class III Directors:
Gregory L. Craig(5)	—		50,000	50,000	*
Dennis R. Leibel	30,000		20,000	50,000	*
Robert C. Perkins	235,000		470,000	705,000	2.3%
Named Executive Officers(6)
Steven S. Boss	245,000		350,000	595,000	2.0%
Nick Cioll	15,000		85,000	100,000	*
Lawrence Clayton, Jr.	63,709		—	63,709	*
J. Robert Hipps	—		—	—	*
Erik A. Lopez	50,000		—	50,000	*
Thomas L. Ulry	40,000		100,000	140,000	*
Directors and Executive Officers as a group (10 persons)(7)	870,709		1,372,500	2,293,209	7.6%

*
Indicates beneficial ownership of less than 1% of the issued and outstanding class of securities.

(1)
Represents shares of Common Stock issuable upon exercise of stock options or upon conversion of other convertible securities held by such persons that are exercisable within 60 days of the Record Date.

(2)
Ownership of these shares was reported on a Schedule 13G/A filed on February 11, 2008 jointly by Mr. Zeff, Zeff Holding Company LLC ("Zeff Holding"), Zeff Capital Partners, I, LLP ("Zeff Capital"), and Spectrum Galaxy Fund, Ltd. ("Spectrum"). The mailing address of each Mr. Zeff, Zeff Holding, Zeff Capital and Spectrum is: 50 California St., Suite 1500, San Francisco, CA 94111.

(3)
Represents holdings as of February 8, 2008 as disclosed in a Schedule 13G/A filed with the SEC under the Exchange Act. Mr. Zeff does not directly own any shares of our Common Stock. Mr. Zeff's beneficial ownership is comprised of 1,816,232 shares of Common Stock held by Zeff Capital and 1,219,984 shares of Common Stock held by Spectrum. Mr. Zeff beneficially owns the shares of Common Stock held by Zeff Capital in his capacity as the sole manager and member of Zeff Holding, which in turn serves as the general partner for Zeff Capital. Mr. Zeff beneficially owns the shares of Common Stock held by Spectrum in his capacity as investment manager to Zeff Capital Offshore Fund, a class of shares of Spectrum.

(4)
The mailing address of such stockholder is: P.O. Box 538, 1100 Irvine Blvd., Tustin, California 92780.

(5)
Mr. Craig was appointed Chairman of the Board, Chief Executive Officer and a director of the Company on February 20, 2008. See "Transactions with Management and Others." The options to purchase Common Stock reflected in this table were options that Mr. Craig received during his prior term as a director of the Company from November 2004 through August 2005.

(6)
Pursuant to SEC rules, the determination of the Company's named executive officers is made with respect to its last completed fiscal year ended July 31, 2007. Mr. Boss was a Class I Director, the Chief Executive Officer of the Company and a named executive officer until his resignation on February 20, 2008. Mr. Clayton served as the Company's Senior Vice President, Chief Financial Officer and Secretary until July 25, 2007. Mr. Lopez served as the Company's Senior Vice President, General Counsel and Secretary between March 26, 2007 and October 5, 2007 and Mr. Hipps served as the Company's Interim Chief Financial Officer and Secretary between July 30, 2007 and January 28, 2008.

(7)
Includes C. Douglas Mitchell, the Company's current Interim Chief Financial Officer and Secretary who assumed such duties on January 28, 2008. Mr. Mitchell does not beneficially own any Common Stock of the Company.

        No director, officer, affiliate of the Company or record owner of more than five percent of the Company's Common Stock, or any associate of such person, is a party adverse to the Company in any material pending legal proceeding or has a material interest adverse to the Company in any such proceeding.

ELECTION OF DIRECTORS
(PROPOSAL 1)

        The Company's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") and Bylaws provide for a "classified" Board of Directors. The number of authorized directors is currently seven. Currently, there are two Class I directors, Rohn Crabtree and Gary J. Hessenauer, whose terms expire at the Annual Meeting; two Class II directors, Charles E. Bayless and Mark S. Juergensen, whose terms expire at the annual meeting of stockholders to be held after completion of fiscal 2008; and three Class III directors, Gregory L. Craig, Dennis R. Leibel, and Robert C. Perkins, whose terms expire at the annual meeting of stockholders to be held after completion of the fiscal year ending July 31, 2009 ("fiscal 2009").

        Mr. Boss resigned as the Company's Chief Executive Officer and as a Class I director of the Company on February 20, 2008. The Nominating and Corporate Governance Committee recommended to the Board of Directors, and the Board of Directors approved, the nominations of Rohn Crabtree and Gary J. Hessenauer for election as Class I Directors at the Annual Meeting, for each to serve a three year term expiring at the third succeeding annual meeting after his election or until his successor is elected and qualified. Mr. Crabtree was recommended to the Nominating and Corporate Governance Committee by its Chair, Mark S. Juergensen. All nominees have consented to be named and have indicated their intent to serve if elected. There are no family relationships between any director and any of the other directors or executive officers of the Company. Directors shall be elected by a plurality of the votes of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such election.

        If any nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the Board of Directors may reduce the number of seats on the Board or it may designate a substitute nominee. If the Board designates a substitute, the named proxies will vote for the election of any substitute nominee(s) as may be designated by the Board of Directors.

        The Board of Directors unanimously recommends a vote "FOR" the election of each of Rohn Crabtree and Gary J. Hessenauer as Class I directors. Unless otherwise directed in the accompanying proxy, the named proxies will vote for the election of Rohn Crabtree and Gary J. Hessenauer.

        The telephone and Internet voting procedures will include instructions on how to withhold your vote from any nominee.

Information About the Class I Director Nominees

        The following table sets forth information regarding the nominees, including age as of the Record Date and business experience during the past five years:

Name	Age	Principal Occupation and Other Information
Rohn Crabtree	53	Mr. Crabtree has served as a director and member of the Audit Committee of the Board since February 2008. Mr. Crabtree has been a partner of Nautilus Renewables LLC, a private equity fund investing in the renewable energy sector, since November 2006. Mr. Crabtree is also the President and Chief Executive Officer of Newport Energy Holdings, LLC, a company focused on investments in electric generation assets, which he founded in March 2004. From April 1998 to March 2004, Mr. Crabtree held various management positions with Calpine Corporation, a large independent power producer and marketer. These positions included President and Chief Executive Officer of Calpine Canada Power Ltd., a subsidiary of Calpine Corporation; Manager of the Calpine Power Income Fund; Senior Vice President, Finance and Senior Vice President, Business Development. Mr. Crabtree received his Bachelor of Science degree from Weber State University and his Master of Business Administration (MBA) from the Wharton School of the University of Pennsylvania.
Gary J. Hessenauer	52
		Mr. Hessenauer has served as a director of the Company since August 2005. He is a member of the Audit and Compensation Committees and serves as the Chair of the Strategic Opportunities Committee of the Board.

		Since July 2007, Mr. Hessenauer has served as Chief Executive Officer of Applied Utility Systems, Inc., or Applied Utility, a provider of emissions control solutions for the energy sector. Applied Utility is a subsidiary of Catalytic Solutions, Inc. In addition, since 2003, Mr. Hessenauer has been an investor and advisor to early stage companies. From 2002 to 2003, Mr. Hessenauer served as President and Chief Executive Officer of Sixth Dimension, an energy technology company that developed solutions for real-time monitoring and control of dispersed energy assets.

		Prior to that, he served as Senior Vice President of Sempra Energy Solutions, a retail energy services provider that also provided non-regulated energy marketing and trading services. Sempra Energy Solutions was a subsidiary of Sempra Energy, a large distributor of natural gas and electricity that is listed on the New York Stock Exchange.

Previously, he served in management positions with a number of public and private companies. These positions included Vice President, Marketing and Sales for the retail energy services subsidiary of Edison International; Corporate Area General Manager of Multiple Business Unit Development Operations for General Electric Company; and Regional Sales Manager for General Electric Company's Electrical Distribution and Control business unit.
Mr. Hessenauer holds a bachelor's degree in Mechanical Engineering from the U.S. Naval Academy and completed Stanford University's executive business program.

Information About Directors Whose Terms Continue

        The following table sets forth similar information regarding the members of the Board of Directors who are designated either Class II or Class III Directors and are continuing in office as directors of the Company:

  Class II Directors—Terms Expiring at the Annual Meeting to be Held after the Completion of Fiscal 2008

Name	Age	Principal Occupation and Other Information
Charles E. Bayless	65	Mr. Bayless has served as a director of the Company since July 2004. He is a member of the Audit, Nominating and Corporate Governance and Strategic Opportunities Committees of the Board.

		Mr. Bayless has been the Provost of the West Virginia University Institute of Technology since April 2005. Mr. Bayless held the position of Chief Executive Officer and President of Illinova and Illinois Power from July 1998 until September 1999 and served as Chairman of Illinova and Illinois Power from August 1998 until his retirement in December 1999. Prior to that, he was Chairman, President and Chief Executive Officer of Tucson Electric Power. Mr. Bayless served as a Director of Illinova and Illinois Power from 1998 until the closing of the merger with Dynegy Inc. in February 2000, and served as a director of Dynegy Inc. from February 2000 until May 2006.

		Mr. Bayless received his Bachelor of Science degree in Electrical Engineering from West Virginia Institute of Technology. He earned a Masters of Science degree in Electrical Engineering with a focus in Power Engineering, and a Juris Doctorate degree, both from West Virginia University. Mr. Bayless also holds a Master of Business Administration from the Graduate School of Business Administration, University of Michigan.

Mark S. Juergensen	47
Mr. Juergensen has served as a director of the Company since December 2003. He also served as a director of Commonwealth Energy Corporation, the predecessor corporation to the Company, from May 2003 to July 2004. Mr. Juergensen is a member of the Audit, Compensation and Strategic Opportunities Committees of the Board and is the Chair of the Nominating and Corporate Governance Committee. He also has served as a director of Commerce Energy, Inc. from May 2003 to August 2005 and as a director of Skipping Stone Inc. and Utilihost, Inc., both subsidiaries of the Company from August 2005 to January 2006.

Mr. Juergensen has served as a director of Sterling Energy International, Inc., a private management service company in the power generation industry since 2003. He has also served as a managing director of CleanTech Energy, Inc., an energy technology investment and advisory firm, since January 2007. In addition, he is on the Board and is the past president of the Board of the Los Angeles Power Association, a non-profit corporation focused on Southern California energy supply issues. He is also a member of the Board and Chairman of Nominations of CleanTech San Diego, a non-profit organization committed to form and foster an energy and environmental technology cluster in the San Diego region which promotes a clean and sustainable future.

From June 2000 to January 2007, he served as Vice President and Co-Founder of Predict Power, an energy solution software company. From February 1995 to June 2000, he served in multiple management positions, including as a commercial Manager, for Solar Turbines, Caterpillar's gas turbine division. From February 1992 to February 1995, he served as Director of Management Services for Sterling Energy International, a power generation management consulting firm he co-founded.

Mr. Juergensen received a bachelor's degree in electrical engineering from the University of Southern California and is a graduate of its NROTC program. He is a retired senior Navy Officer after 22 years of active and reserve service.

  Class III Directors—Terms Expiring at the Annual Meeting to be held after the Completion of Fiscal 2009

Name	Age	Principal Occupation and Other Information
Gregory L. Craig	43	Mr. Craig has served as Chairman of the Board, Chief Executive Officer, a director of the Company, and a director of the Company's subsidiaries since February 2008. He also previously served as a member of the Company's Board of Directors from November 2004 to August 2005. From November 2005 through March 2007, Mr. Craig served as Chief Executive Officer of Macquaire Cook Energy (formerly Cook Inlet Energy Supply, LLC), a North American energy supply services company that he founded. From 1992 through November 2005, Mr. Craig served as Chief Executive Officer of Cook Inlet Energy Supply, LLC until it was sold to Macquarie Bank of Sydney, Australia in November 2005. Mr. Craig received his Bachelor of Administration degree from the University of Alaska and his Master of Business Administration (MBA) from the University of California at Los Angeles.
Dennis R. Leibel	63
		Mr. Leibel has served as a director of the Company since December 2005 and served as Chairman of the Board of Directors of the Company from December 2007 to February 2008. He is a member of the Audit, Nominating and Corporate Governance and Strategic Opportunities Committees of the Board and is the chair of the Compensation Committee.

		Mr. Leibel has served as a founding partner of Esquire Associates LLC, a financial advisory and consulting firm, since 1998. Mr. Leibel is also a private investor and previously served as a senior financial and legal executive with AST Research Inc. and Smith International, Inc.

		He has been a member of the Board of Directors of Microsemi Corporation since May 2002 and served as its chairman since July 2004. He has also served on the Board of Directors of DPAC Technologies Corp., a device networking and connectivity solutions company, since February 2006.

		Mr. Leibel holds a bachelor's degree in accounting from Brooklyn College, a Juris Doctorate degree from Brooklyn Law School and a master of law degree in taxation from Boston University School of Law. He is a certified public accountant and a member of the New York State Bar.
Robert C. Perkins	68	Mr. Perkins has served as a director of the Company since December 2003. He served as Chairman of the Board of Directors from May 2005 to December 2007.

He also served as a director of Commonwealth Energy Corporation, the predecessor corporation to the Company, from January 1999 to January 2006. Mr. Perkins is a member of the Compensation, Nominating and Corporate Governance and Strategic Opportunities Committees of the Board and is the Chair of the Audit Committee.

Mr. Perkins has served as Chairman and Chief Executive Officer of Hospital Management Services, a provider of financial and management consulting services to hospitals and similar institutions, since June 1969.
Mr. Perkins received his Bachelor of Science degree in accounting from Bob Jones University.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD

Corporate Governance

        Corporate Governance Guidelines and Code of Business Conduct.    Our Board of Directors has adopted Corporate Governance Guidelines, which provide the framework for the governance of the Company and represent the Board's current views with respect to selected corporate governance issues considered to be of significance to stockholders. Our Board of Directors also has adopted a Code of Business Conduct and Ethics which is applicable to our directors, principal executive officer, principal financial officer, principal accounting officer and all of our other officers and employees. Our Corporate Governance Guidelines can be found on our website at http://investors.commerceenergy.com/phoenix.zhtml?c=181705&p=irol-govGuidelines and the our Code of Business Conduct and Ethics is also available on our website at http://investors.commerceenergy.com/phoenix.zhtml?c=181705&p=irol-govConduct and as an exhibit to our Annual Report on Form 10-K for the fiscal year ended July 31, 2004 filed with the SEC on November 15, 2004. We intend to disclose amendments to or waivers from a required provision of our Code of Business Conduct and Ethics by including such information as an exhibit in future filings with the SEC. Copies of each of these documents also may be obtained upon request, without charge, by contacting our Investor Relations Department at (714) 259-2500 or by writing to us at Commerce Energy Group, Inc., 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626, Attn: Investor Relations Manager.

        Director Independence.    Our Board of Directors has reviewed and discussed information provided by the directors and the Company with regard to each director's business and personal activities as they may relate to the Company or its management. Based on its review of this information and all other relevant facts and circumstances, our Board has affirmatively determined that, the following six members of the Board of Directors are "independent" as that term is defined by the American Stock Exchange Company Guide: Charles E. Bayless, Rohn Crabtree, Gary J. Hessenauer, Mark S. Juergensen, Dennis R. Leibel and Robert C. Perkins. Gregory L. Craig, who serves as our Chief Executive Officer and as a full-time, executive-level employee of the Company and its operating subsidiaries, is our only non-independent director.

  Committees of the Board

        Our Board of Directors has three standing committees, Audit, Compensation and Nominating and Corporate Governance. In addition to the Board's three standing committees, the Board has also formed a Strategic Opportunities Committee. All the members of each of the aforementioned committees are "independent" under applicable rules of the SEC and the American Stock Exchange Company Guide.

        Audit Committee.    The Audit Committee provides oversight of (i) the financial reporting process, the system of internal controls and the audit process of the Company and (ii) the Company's independent registered public accounting firm. The Audit Committee evaluates the performance of the independent registered public accounting firm and makes decisions regarding the selection, retention and, where appropriate, the replacement of, the independent registered public accounting firm. The Audit Committee also reviews with management and the Company's independent registered public accounting firm the Company's interim and year-end financial statements, discusses with management and the independent registered public accounting firm any significant accounting and reporting issues and conformance of the Company's financial statements with applicable accounting and regulatory requirements. The Audit Committee is responsible for recommending to the Board of Directors whether the Company's audited financial statements should be included in the Company's annual report on Form 10-K and is responsible for the oversight of the creation and implementation of corporate risk policies and procedures. The current members of the Audit Committee are Charles E. Bayless, Rohn Crabtree, Gary J. Hessenauer, Mark S. Juergensen, Dennis R. Leibel and Robert C. Perkins (Chairman). Our Board of Directors has determined that each member of the Audit Committee is "independent" as defined under the rules of the SEC and the American Stock Exchange. Furthermore, the Board of Directors has determined that Mr. Perkins, the Chairman of the Audit Committee, is an "audit committee financial expert" as defined under the rules of the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at http://investors.commerceenergy.com/phoenix.zhtml?c=181705&p=irol-govHighlights. A copy of the charter may be obtained upon request, without charge, by contacting our Investor Relations Department at (714) 259-2500 or by writing to us at Commerce Energy Group, Inc., 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626, Attn: Investor Relations Manager.

        Compensation Committee.    The responsibilities of the Compensation Committee include (i) assisting the Board of Directors in developing and evaluating potential candidates for executive positions and overseeing the development of executive succession plans; (ii) determining the compensation, including incentive pay, of the Chief Executive Officer; (iii) approving the annual compensation of the other executive officers and senior management personnel of the Company; and (iv) administering the Company's incentive compensation and other stock based plans, including the Commerce Energy Group, Inc. 2006 Stock Incentive Plan, which we refer to as the SIP, and determining awards thereunder. The current members of the Compensation Committee are Gary J. Hessenauer, Mark S. Juergensen, Dennis R. Leibel (Chairman) and Robert C. Perkins. Each of the members of the Compensation Committee is independent under the American Stock Exchange rules. The charter of the Compensation Committee is available at
 http://investors.commerceenergy.com/phoenix.zhtml?c=181705&p=irol-govHighlights. A copy of the charter may be obtained upon request, without charge, by contacting our Investor Relations Department at (714) 259-2500 or by writing to us at Commerce Energy Group, Inc., 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626, Attn: Investor Relations Manager.

        The Compensation Committee is solely responsible for making the final decision regarding compensation to our executive officers. In making its decisions, the Compensation Committee will consider recommendations from our Chief Executive Officer regarding executive compensation. Our Chief Executive Officer does not, however, participate in determining his own compensation. With the exception of the Chief Executive Officer, none of the executive officers participate in the Compensation Committee's discussion regarding executive compensation. The Compensation Committee does not delegate any of its functions to others in determining executive compensation. The Committee makes recommendations to the full Board relating to Director compensation.

        In addition, in accordance with its written charter, the Compensation Committee has the authority to retain and terminate compensation consultants to assist it in evaluating compensation to our directors or executive officers. For the fiscal year ended July 31, 2007 ("fiscal 2007"), the Compensation Committee retained Mercer Human Resources Consulting to provide information and analyses regarding director compensation matters. Mr. Boss, in making recommendations to the Compensation Committee in fiscal 2007, referred to compensation data from the 2007 Employers Group Compensation Survey. Our Human Resources Department also supports the Compensation Committee and Mr. Boss in compiling information and to fulfill certain other administrative duties regarding our compensation plans.

        Additional information concerning the compensation policies and objectives established by the Compensation Committee is included below under the caption "Executive Compensation—Compensation Discussion and Analysis."

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee identifies and recommends candidates for election to the Board of Directors. It advises the

Board of Directors on all matters relating to directorship practices, including the criteria for selecting directors, policies relating to tenure and retirement of directors and compensation and benefit plans for non-employee directors. The Nominating and Corporate Governance Committee also makes recommendations relating to the duties and membership of committees of the Board of Directors, recommends processes to evaluate the performance and contributions of individual directors and the Board of Directors as a whole, and approves procedures designed to provide that adequate orientation and training are provided to new members of the Board of Directors. The Nominating and Corporate Governance Committee also makes recommendations relating to the development of the Company's corporate governance guidelines. The members of the Nominating and Corporate Governance Committee are Charles E. Bayless, Mark S. Juergensen (Chairman), Dennis R. Leibel and Robert C. Perkins. Each member of the Nominating and Corporate Governance Committee is independent under the American Stock Exchange rules. The charter of the Nominating and Corporate Governance Committee is available at
http://investors.commerceenergy.com/phoenix.zhtml?c=181705&p=irol-govHighlights. A copy of the charter may be obtained upon request, without charge, by contacting our Investor Relations Department at (714) 259-2500 or by writing to us at Commerce Energy Group, Inc., 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626, Attn: Investor Relations Manager.

        Nominations for directors submitted to the Nominating and Corporate Governance Committee by stockholders, other directors or management are evaluated according to the nominee's knowledge, experience and background. While the Nominating and Corporate Governance Committee does not have any specific minimum qualifications for director candidates, the Nominating and Corporate Governance Committee may take into consideration such factors and criteria as it deems appropriate in evaluating a candidate, including his or her judgment, skill, integrity, diversity and business or other experience.

        The Nominating and Corporate Governance Committee is responsible for identifying and evaluating candidates for Board membership and selecting or recommending the Board nominees to stand for election. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee evaluates all candidates selected for consideration, including incumbent directors, based on the same criteria as described above. All candidates who, after evaluation, are then recommended by the Nominating and Corporate Governance Committee and approved by the Board of Directors, are included in the Company's recommended slate of director nominees in its proxy statement.

        The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. Any stockholder who wishes to recommend for the Nominating and Corporate Governance Committee's consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate's name and qualification in writing to the Company's Secretary at the following address: 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626.

  Meetings and Attendance

        During fiscal 2007, there were 15 meetings of the Board of Directors, nine meetings of the Audit Committee, eight meetings of the Compensation Committee and five meetings of the Nominating and Corporate Governance Committee. Each of the incumbent directors of the Company attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during fiscal 2007 (held during the period for which he has been a director). Each of the incumbent directors who were members of a Board committee attended at least 75% of the aggregate of the total number of meetings held by all committees of the Board of Directors on which he served during fiscal 2007 (held during the period that he served as a committee member).

        Under the Company's Corporate Governance Guidelines, the Company's directors are expected to attend annual meetings of the Company's stockholders. All of the Company's directors attended the Company's annual meeting of stockholders held in January 2007.

  Communicating with the Board

        You may send communications to the Company's Board of Directors, to the non-management members of the Board of Directors or to an individual Board member by directing an e-mail to compliance@commerceenergy.com or by sending a letter to Commerce Energy Group, Inc., 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626, Attn: Corporate Secretary. All communications received as set forth in the preceding sentence will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. The Corporate Secretary will forward these communications to the intended recipients. Unsolicited advertisements or invitations to conferences, promotional materials, or patently offensive material, in the discretion of the Secretary, may not be forwarded to the Directors.

Compensation of Directors

        The Board has adopted a director compensation policy regarding the Company's non-employee directors. Under this policy, our non-employee directors receive cash compensation and equity awards, as described below. This policy may be changed by our Board of Directors from time to time. Directors who also are our employees are not paid any fee or remuneration, as such, for their service on the Board of Directors or on any Board committee.

        Cash Compensation.    Each non-employee director is paid a quarterly retainer of $8,000, a fee of $1,000 for each Board meeting which the Board member attends in person and a fee of $750 for each Board meeting which the Board member attends telephonically. The non-executive Chairman of the Board also receives a supplemental quarterly retainer of $4,000. Directors who served on Board committees (other than the chairman of such committee) are paid $750 for each committee meeting the Board member attends in person and a fee of $500 for each committee meeting which the Board member attends telephonically. Committee chairpersons are paid $1,000 for each committee meeting the chairperson attends, whether in person or telephonically. On days on which there is a Board meeting and committee meeting that a Board member attends, the Board member shall be paid for both the Board meeting and the committee meeting. On days on which there are more than one committee meeting that a board member attends, the Board member shall be paid for only one meeting. In addition, each non-employee director is entitled to receive reimbursement for reasonable travel expenses for each Board or Board committee meeting that such non-employee director attends in person if the director resides 25 miles or more from the site of the meeting.

        Equity-Based Awards.    Our director compensation policy provides for equity awards to non-employee directors as follows:

  •
  Initial Grant of Restricted Stock.  On the date of the initial appointment or election of each non-employee director to the Board, he or she receives 20,000 restricted shares of Common Stock. The shares vest in full on the first day of the month in which the one year anniversary of the date of issuance occurs, with the shares being forfeited to the Company if the Board member's service is terminated prior to the vesting date.

  •
  Annual Grant of Restricted Stock.  In addition, on the date of each annual meeting of stockholders at which directors are elected, each non-employee director who is either re-elected as a non-employee director or who continues in office as an incumbent non-employee director, will be issued 20,000 shares of restricted Common Stock. Such shares vest in full on January 1 of the next succeeding calendar year after the date of issuance, with the shares being forfeited to the Company if the Board member's service is terminated prior to the vesting date.

Director Compensation Table for Fiscal 2007

        The following table sets forth summary information concerning compensation paid or accrued to the members of our Board of Directors (other than Mr. Boss, our former Chief Executive Officer, who is a named executive officer) for services rendered to us in all capacities for the fiscal year ended July 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Charles E. Bayless	$61,528	$23,165	$12,070	$—	$96,763
Gary J. Hessenauer	$60,750	$23,165	$12,070	$—	$95,985
Mark S. Juergensen	$63,492	$23,165	$12,070	$—	$98,727
Dennis R. Leibel	$60,250	$23,165	$12,070	$—	$95,485
Robert C. Perkins	$84,000	$23,165	$12,070	$—	$119,235

(1)
The value reported above in the "Stock Awards" column is the amount we recognized for stock awards during fiscal 2007 for each director calculated in accordance with SFAS No. 123(R). See Note 2 to the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for fiscal 2007 for a discussion of assumptions made in determining the grant date fair value and compensation expense of our restricted stock awards.

(2)
The value reported above in the "Option Awards" column is the amount we recognized for stock options during fiscal 2007 for each director calculated in accordance with SFAS No. 123(R). See Note 2 to the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K relating to fiscal 2007 for a discussion of assumptions made in determining the stock option expense.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis for Named Executive Officers

Overview—Compensation Objectives

        The primary objective of the Compensation Committee of our Board of Directors with respect to executive compensation is to attract, retain and motivate the best possible executive talent. The focus is to tie short and long-term cash and equity incentives to the achievement of measurable corporate objectives and to align executives' incentives with stockholder value creation. To achieve these objectives, the Compensation Committee has adopted a compensation approach that ties a portion of the executives' overall compensation to our operational performance and a portion to their attainment of individually-assigned goals designed to expand our business and improve our internal structures and processes.

        We endeavor to match market compensation levels through competitive base salaries, cash bonuses and equity grants. We compete for key personnel on the basis of (i) our vision of future success, (ii) our culture and company values, (iii) the cohesiveness and productivity of our teams, and (iv) the excellence of our technical and management personnel. In all of these areas, we compete with other energy companies, where there is significant competition for talented employees. While the Company places an emphasis on recruiting in the national energy sector for senior and key executive talent, it also recruits from a broader "all industry" group of public and private companies based primarily in Southern California and Texas, the two principal markets in which we operate. Accordingly, our compensation philosophy has been to maintain an aggressive and flexible pay posture for total compensation, as well as other components of total compensation. In addition, with the same competitive pay issues to consider, our Compensation Committee has developed incentive bonus and equity plans designed to align stockholder and employee interests.

        We have adopted an approach to compensation comprised of a mix of short- and long-term components and a mix of cash and equity elements in proportions we believe will provide the proper incentives, reward our senior management team and help us achieve the following goals:

  •
  offer base compensation sufficient to attract, retain and motivate a high quality management team;

  •
  foster a goal-oriented, highly motivated management team whose participants have a clear understanding of business objectives and shared corporate values;

  •
  provide variable compensation components (including short and long-term incentive awards) that are aligned with our business objectives and the interests of our stockholders;

  •
  provide a competitive benefits package; and

  •
  control costs in each facet of our business to maximize our efficiency.

        The compensation of our executive officers is based in part on the terms of employment agreements and offer letters we entered into with several of our executive officers, which set forth the initial base salaries and initial option grants for our executive officers, as well as the terms of our cash Bonus Programs. See "Employment Agreements" and "Cash Bonus Program" below.

        In fiscal 2007, we believe that our compensation offering for executive officer talent of base salary, bonus program and equity grant provided a competitive compensation package to attract, retain and motivate quality management talent. The establishment of financial targets as our goals in the Bonus Program for fiscal 2007 reinforced two other compensation goals; namely, alignment of our executive officers' compensation with our business objectives and the interests of our stockholders and the fostering of a goal-oriented, highly motivated management team whose participants have a clear understanding of business objectives and shared corporate values. In fiscal 2007, we achieved our stretch financial target under the Bonus Program, thereby creating a higher bonus potential for each of the eligible executive officers. These same two compensation goals also were important in the decision to grant options and shares of restricted stock to the new senior vice president and general counsel who was hired during fiscal 2007, the only equity grants made to executive officers in fiscal 2007. These grants are discussed in this Compensation Discussion and Analysis under the caption "Equity-Based Incentives." The individual performance goals set by the Chief Executive Officer and the Compensation Committee for the named executive officers that were used to calculate bonus amounts under the Bonus Program for fiscal 2007 were designed to link the executive officer's bonus with our performance and the attainment of individual goals within that framework of corporate growth. Targeted objectives for the Chief Executive Officer and the other executive officers under the Bonus Program fell into the following categories: financial performance, investor awareness, and increase in customer growth, risk management and leadership.

Role of Our Compensation Committee

        Our Compensation Committee approves, administers and interprets our executive compensation and benefit policies. Our Compensation Committee was appointed by our Board of Directors, and consists entirely of directors who are "outside directors" for purposes of Section 162(m) of the Internal Revenue Code, as amended, or the Code, and "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act. Our Compensation Committee is comprised of Gary J. Hessenauer, Mark S. Juergensen, Dennis R. Leibel and Robert C. Perkins. Mr. Leibel is our Compensation Committee chairperson.

        The Compensation Committee considered recommendations from Steven S. Boss, our former Chief Executive Officer, in determining executive compensation. While Mr. Boss discussed his recommendations with the Compensation Committee, he did not participate in determining his own compensation. In making his recommendations, Mr. Boss received input from our Human Resources department and had access to third-party compensation surveys such as the 2007 Employers Group Compensation Survey and on-line compensation data of publicly-traded companies. This information also was available to our Compensation Committee. None of our other executive officers participated in the Compensation Committee's discussions regarding executive compensation. The Compensation Committee did not delegate any of its functions to others in determining executive compensation. The Compensation Committee considered the business goals set for fiscal 2007, as well as changes in corporate market focus and goals for the next fiscal year. The Compensation Committee reviewed with our management the business plans for the new fiscal year relative to the prior fiscal year.

        Our Compensation Committee has taken the following steps to ensure that our approach to executive compensation and benefits is consistent with both our compensation philosophy and our corporate governance guidelines:

  •
  evaluated our compensation practices and assisted in developing and implementing the executive compensation philosophy;

  •
  developed recommendations with regard to executive compensation structures that were reviewed and approved by our Compensation Committee and Board of Directors;

  •
  established a practice of prospectively reviewing the performance of, and determining the compensation earned, paid or awarded to our Chief Executive Officer independent of input from him; and

  •
  established a policy to review on an annual basis the performance of our other executive officers with assistance from our Chief Executive Officer and determining what we believe to be appropriate total compensation.

Components of our Compensation Approach

        Our compensation approach consists of five components:

  •
  base salary;

  •
  annual cash bonuses;

  •
  discretionary bonuses;

  •
  equity-based incentives; and

  •
  other benefits.

        We chose to build our executive compensation approach around these elements because we believe that together they have been and will continue to be effective in achieving our overall objectives. We utilize short-term compensation, including base salary and cash bonuses, to motivate and reward our key executives. The use and weight of each compensation element is based on a subjective determination by the Compensation Committee of the importance of each element in meeting our overall objectives. We believe that the proportion of compensation at risk should increase as an employee's level of responsibility increases. We believe that, in addition to base salaries and bonuses, restricted stock awards and other equity-based awards are the primary compensation-related motivator in attracting and retaining qualified employees. Although our Compensation Committee has in the past engaged the services of compensation consultants, in fiscal 2007, the Compensation Committee did not engage in the services of a compensation consultant with the exception of structuring our Bonus Program, described below. We have not benchmarked any element of our compensation as it pertains to our executive officers in fiscal 2007.

        Base Salary.    Base salaries will typically be used to recognize the experience, skills, knowledge and responsibilities required of each executive officer, as well as competitive market conditions. The base salary of our named executive officers will be reviewed on an annual basis and adjustments are made to reflect performance-based factors, as well as competitive conditions. We do not apply specific formulas to determine increases.

        In fiscal 2007, Thomas S. Ulry, our senior vice president, sales and marketing, received a $25,000 annual increase in base salary from $228,000 to $253,000 and Nick Cioll, our vice president, chief risk officer, received a $20,000 annual increase in base salary from $152,500 to $172,500, each effective October 1, 2006, in recognition of their superior performance in fiscal 2006 and, in the case of Mr. Cioll, also in recognition of his recent promotion to his current position. In fiscal 2007, we hired Erik A. Lopez, Sr. as our senior vice president and general counsel. The Compensation Committee established a base salary for Mr. Lopez of $265,000. Among the factors that the Compensation Committee considered in the course of establishing that base salary were on-line salary data, a third-party compensation survey and the potential earnings potential that Mr. Lopez may have been foregoing from his prior employment. We also entered into an agreement with Tatum LLC to engage the services of J. Robert Hipps as our interim chief financial officer at $37,500 per month for a minimum period of three months. The terms of such agreement with Tatum were believed by the Compensation Committee to be market, based upon Mr. Hipps' qualifications and experience.

        In fiscal 2007, Mr. Clayton incurred costs for long-distance travel commuting expenses in the amount of $59,274 in connection with commuting from his home in Texas to our corporate headquarters in Costa Mesa, California. In accordance with our policies and Mr. Clayton's relocation agreement, we paid these non-reimbursable costs to Mr. Clayton and added such costs to his base salary.

        Annual Cash Bonuses.    We believe that as an employee's level of responsibility increases, a greater portion of the individual's cash compensation should be variable and linked to both quantitative and qualitative expectations, including key operational and strategic metrics. To that end, in fiscal 2007, we established annual cash Bonus Program which is administered by the Compensation Committee. These bonuses, if earned, are paid after the end of the fiscal year. All of our named executive officers, with the exception J. Robert Hipps, were eligible to participate in the Bonus Program in fiscal 2007; however, in order to vest in a bonus amount, an executive officer must be an active employee on the date the bonus is paid, and have been an employee for at least three months at the end of the fiscal year. Mr. Hipps was not eligible to participate because he was first employed during the last three months of fiscal 2007.

        For fiscal 2007, bonus payments to our Chief Executive Officer and the other executive officers were based on meeting and/or exceeding Company financial goals set by the Compensation Committee and achieving other business goals set for the respective executives by the Compensation Committee. Pursuant to the terms of the Bonus Program, the bonus award for each executive officer was calculated based upon the product of (i) the named executive officer's base annual salary as of April 30, 2007, (ii) the named executive officer's potential bonus percentage assigned by the Compensation Committee to the level of such employee (i.e., 20-70% for the Chief Executive Officer and 12-40% for the other executive officers), and (iii) the named executive officer's earned bonus percentage based upon the attainment of certain individual business goals set by the Compensation Committee with recommendations by the Chief Executive Officer; and reduced (but not below zero) by amounts, if any, from the Company's commission incentive plan. Messrs. Boss, Ulry and Cioll were not eligible to participate in the Company's commission incentive plan.

        Under the Bonus Program, a participant's potential bonus percentage is determined based upon the Company's net income which is defined under the Bonus Program to mean net income from operations, including interest income and expense, for any fiscal year after bonus accruals under the Bonus Program are deducted. At the beginning of each fiscal year, the Compensation Committee establishes four levels of net income goals and assigns potential bonus percentages for each such corresponding level. In fiscal 2007, we attained net income as defined in the Bonus Program of $3.6 million. In reaching that level of net income, the Compensation Committee excluded in its calculation of net income, $6.5 million received by the Company in connection with the APX settlement, and $4.6 million for the ACN arbitration settlement (including $0.7 million in related legal fees). At the $3.6 million level of net income, which exceeded the Level II target, the applicable bonus percentage for the Chief Executive Officer was 30% and 18% for the other executive officers. At the time the Compensation Committee set the Level II target, it believed attainment of the goal to be achievable, but somewhat of a stretch. Levels I, II, III and IV of the net income goals under the Bonus Program were set at $1.35, $3.0, $4.0 and $5.0 million, respectively. In addition to a bonus payment, if the Level IV target had been exceeded, the Committee could have established a bonus pool and distributed it among the bonus groups, including the named executive officers, as the Committee determine in its sole discretion.

        In determining the earned bonus percentage, the Compensation Committee assigned to the Chief Executive Officer and each of the other executive officers specific individual objectives in several of the following categories: increase in overall Company financial performance; increase in investor awareness; financial risk management; peer and leadership development; and customer maintenance and growth. Each category was assigned a specific percentage weight at the commencement of the Bonus Program. In establishing the performance objectives of the executive officers, the Chief Executive Officer and members of the executive team made recommendations, which were approved by members of the Compensation Committee. Each executive, including each executive officer, had individual objectives for the year which were designed to contribute to the achievement of our corporate objectives. For purposes of determining whether our executive officers met each of the individual goals and objectives assigned to them, the Compensation Committee met with our Chief Executive Officer and then the Committee deliberated alone without the Chief Executive Officer present. Messrs. Boss, Ulry and Cioll each had individual objectives that the Company reach $1.35 million in net income which was met and exceeded by 168%. The weighting for that factor among the three executive officers was 70% for Mr. Boss, 40% for Mr. Ulry and 40% for Mr. Cioll. Mr. Boss also had individual objectives relating to increasing institutional or strategic investors and each of the three named executive officers were assigned internal leadership goals. Mr. Ulry was also assigned Company performance objectives to (i) improve profitability by originated gross margin of $18 million, a goal exceeded by 172%; (ii) increase customer growth by at least 98,000 new customer accounts, a goal exceeded by 120%; and (iii) achieve at least an 80% customer renewal rate, a goal also met. Mr. Cioll was assigned several individual projects related to improving the risk management operation of the business. In fiscal 2007, the earned bonus percentages for Steven S. Boss, our Chief Executive Officer during fiscal 2007, Thomas L. Ulry, our senior vice president, sales and marketing, and Nick Cioll, our vice president, chief risk officer, were 90%, 100% and 85%, respectively. The reason for Mr. Boss not realizing the maximum earned bonus percentage was a subjective determination by the Compensation Committee regarding progress made on team building initiatives and the reason for Mr. Cioll not realizing his maximum earned bonus percentage was a determination by the Compensation Committee that certain elements of the new risk management plan were not operational and a subjective determination relating to certain new risk management reports. As a result, Mr. Boss's bonus for fiscal 2007 was $111,242 or 27% of his base salary as of April 30, 2007, Mr. Ulry's bonus for fiscal 2007 was $45,538, or 18% of his base salary as of April 30, 2007 and Mr. Cioll bonus for fiscal 2007 was $26,392, or 15.3% of his base salary as of April 30, 2007. The bonus amounts for Messrs. Boss, Ulry and Cioll which relate to fiscal 2007 were paid in November 2007. To receive the bonus payment, each named executive officer was an active employee of the Company and was in good standing on the date the bonus is paid.

        We have not paid any significant signing or promotion bonuses to our named executive officers, nor have we guaranteed any future bonuses to our named executive officers.

        Discretionary Bonuses.    The Compensation Committee has the discretion to award discretionary bonuses to named executive officers. In fiscal 2007, the Compensation Committee awarded discretionary bonus to Thomas L. Ulry and Nick Cioll in the amount of $25,000 and $20,000, respectively, in recognition of their outstanding contributions in fiscal 2006. In awarding the amount of the bonus, the Compensation Committee recognized the more senior position of Mr. Ulry and the importance of the sales function of the Company as one of the key drivers to increase stockholder value.

        Equity-Based Incentives.    Salaries and bonuses are intended to compensate our named executive officers for short-term performance. We also have adopted an equity incentive approach intended to reward longer-term performance and to help align the interests of our named executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards performance by our named executive officers through the use of equity incentives. Our equity incentive plans have been established to provide our employees, including our named executive officers, with incentives to help align those employees' interests with the interests of our stockholders. Our equity incentive plans have provided the principal method for our named executive officers to acquire equity interests in the Company.

        The size and terms of the initial option grant and restricted share award made to each executive officer upon joining us are primarily based on competitive conditions applicable to the executive officer's specific position and are set forth in the executive officer's employment agreement or offer letter from us. In addition, the Compensation Committee considers the number of options and restricted shares owned by other executives in comparable positions within the Company.

        The equity awards we make to our named executive officers will be driven by our sustained performance over time, our named executive officers' ability to impact our results that drive stockholder value, their level of responsibility within the Company, their potential to fill roles of increasing responsibility, and competitive equity award levels for similar positions in comparable companies. Equity forms a key part of the overall compensation for each named executive officer and will be considered each year as part of the annual performance review process and incentive payout calculation.

        We do not have a formal policy regarding the granting of equity, or the purchase and retention of equity, by our named executive officers.

        During fiscal 2007, we made one stock option award in the aggregate amount of 45,000 shares of our Common Stock and one restricted stock award in the aggregate amount of 60,000 shares of our Common Stock to our then newly-hired Senior Vice President, general counsel under our 2006 Stock Incentive Plan. The amount of the stock option grant and the restricted stock award was the result of negotiations with the executive officer during the hiring process in order to both recruit the executive officer to his current position and incentivize him to increase stockholder value over the life of the awards. The option was granted at the fair market value on the date of grant which is the closing price on the American Stock Exchange. The option and the shares of restricted stock vest over a three-year period with one third vesting on each anniversary of the commencement date of employment. All equity awards to our employees, including named executive officers, and to our directors have been granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, with the exercise price equal to the fair market value on the grant date based on the valuation determined by the Compensation Committee of our Board of Directors.

        In fiscal 2007, we also amended the employment agreements and the related restricted stock agreements for two named executive officers establishing a positive net income performance target for fiscal 2007 for the vesting of 75,000 shares of restricted stock for Steven S. Boss, our former Chief Executive Officer, and 15,000 shares of restricted stock for Lawrence Clayton, Jr., our former Chief Financial Officer. In selecting such performance target, the Compensation Committee believed the target to be easily attainable. Pursuant to Mr. Boss' employment agreement, upon joining the Company in August 2005, he was awarded 200,000 shares of restricted stock; 50,000 shares of which vested upon his first anniversary with us; and 150,000 shares which were to vest over the next three years in 50,000 share increments based upon the achievement of performance targets for fiscal 2006, 2007 and 2008 established by the Compensation Committee. During fiscal 2006, the Compensation Committee did not set any performance targets for vesting. The parties rectified the failure of one tranche of restricted shares to have the opportunity to vest by entering into the amendment which provided that 75,000 shares of restricted stock shall vest if we achieved positive net income, as defined in GAAP, in fiscal 2007 and 75,000 shares of restricted stock shall vest based upon the achievement of performance targets to be established by the Compensation Committee for fiscal 2008. For each tranche of restricted shares to vest, Mr. Boss must be our employee at the time we file our respective annual reports on Form 10-K with the SEC. See "Employment Agreements".

        Other Benefits.    We have a 401(k) Plan in which substantially all of our employees are entitled to participate. Employees contribute their own funds, as salary deductions, on a pre-tax basis. Contributions may be made up to Plan limits, in accordance with government limitations. The Plan permits us to make matching contributions if we choose and we have historically provided matching contributions of up to 3%, based on 50% of employees' contributions of up to 6% of defined compensation. We also offer an Amended and Restated 2005 Employee Stock Purchase Plan, or the ESPP, which became effective in July 2006. The ESPP, which has been approved by our Board of Directors and our stockholders, provides for eligible employees to purchase our Common Stock through payroll deductions. The ESPP generally allows employees to elect to purchase our Common Stock each month in an amount not to exceed an annual rate of accrual of $25,000 per calendar year in fair value of our Common Stock at the lower of the first or last day's closing price for each month's offering period, less a discount of 15%. The ESPP does not discriminate between executive and non-executive employees. We provide health care, dental, vision and life insurance, employee assistance plans and both short- and long-term disability, accidental death and dismemberment benefits to all full-time employees, including our named executive officers. We believe these benefits are comparable with companies with which we compete for employees. These benefits are available to all employees, subject to applicable laws. Certain of these plans require varying levels of employee contributions including deductibles and co-pays depending on the plans chosen by the employee. These contributions are the same for all employees including our named executive officers, excluding Mr. Hipps who received health and disability insurance through Tatum, LLC, at no cost to the Company.

Severance and Termination Protection

        Employment and Letter Agreements.    Under their employment and letter agreements, respectively, Messrs. Boss and Ulry are entitled to certain severance and change of control benefits, the terms of which are described in detail below under "Employment Contracts" and "Letter Agreements."

        Acceleration of Vesting of Equity-Based Awards.    In the event of a change in control of us, certain provisions of our 1999 Equity Incentive Plan and the 2006 Stock Incentive Plan allow, at the discretion of the Compensation Committee for up to the full acceleration of unvested equity awards in the event an acquirer neither assumes awards outstanding under these plans nor issues our award holders substitute equity awards. See "Employee Benefit Plans" below.

Accounting and Tax Considerations

        Effective August 5, 2005, we adopted the fair value provisions of Financial Accounting Standards Board Statement No. 123(R) (revised 2004), "Share-Based Payment," or SFAS 123(R). Under SFAS 123(R), we are required to estimate and record an expense for each award of equity compensation (including stock options) over the vesting period of the award.

        Internal Revenue Code Section 162(m) limits the amount that we may deduct for compensation paid to our Chief Executive Officer and to each of our four most highly compensated officers to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of "performance-based compensation." In the past, annual cash compensation to our named executive officers has not exceeded $1,000,000 per person, so the compensation has been deductible. In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation, and accordingly, in any year, such option exercise may cause an officer's total compensation to exceed $1,000,000. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and in the past we have granted options that met those requirements. The Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to our named executive officers shall be designed to qualify as "performance-based compensation." To maintain flexibility in compensating our named executive officers in a manner designed to promote our objectives, the Compensation Committee has not adopted a policy that requires all compensation to be deductible. However, the Compensation Committee intends to evaluate the effects of the compensation limits of Section 162(m) on any compensation it proposes to grant, and the Compensation Committee intends to provide future compensation in a manner consistent with our best interests and those of our stockholders.

Financial Restatements

        Our Compensation Committee does not have an established practice regarding the adjustment or recovery of awards or payment if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment previously made. The Board of Directors will determine whether to seek recovery of incentive compensation under the Bonus Program in the event of a financial restatement or similar event based on the facts and circumstances surrounding a financial or similar event, should one occur. Among the key factors that the Compensation Committee will consider is whether the executive officer engaged in fraud or misconduct that resulted in need for a restatement.

Compensation Committee Interlocks and Insider Participation

        In fiscal 2007, our Compensation Committee consisted of Gary J. Hessenauer, Mark S. Juergensen, Dennis R. Leibel and Robert C. Perkins. No member of our Compensation Committee is currently, or has been at any time, one of our officers or employees or an officer or employee of one of our subsidiaries, is or was a participant in a "related party" transaction in fiscal 2007, or has served as a member of the Board of Directors or compensation committee of any entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee.

        The following report of our Compensation Committee shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act or to the liabilities of Section 18 of the Securities Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Securities Exchange Act, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Securities Exchange Act.

Compensation Committee Report

        The Compensation Committee, comprised of independent directors, reviewed and discussed the foregoing "Compensation Discussion and Analysis for Named Executive Officers" with the Company's management, and based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement for our Annual Meeting of Stockholders relating to fiscal 2007 and included in our annual report on Form 10-K for fiscal 2007.

Commerce Energy Group, Inc. Compensation Committee
Dennis R. Leibel, Chairman Gary J. Hessenauer Mark S. Juergensen Robert C. Perkins

Summary Compensation Table

        The following table provides information regarding the compensation earned during the fiscal year ended July 31, 2007 by our former Chief Executive Officer, our former interim chief financial officer, our former chief financial officer and our three other most highly compensated executive officers who were employed by us as of July 31, 2007. We refer to these executive officers as our "named executive officers."

Name and Principal Position(s)	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)(4)	Total ($)

Steven S. Boss Chief Executive Officer(5)	2007	$412,000		—	$100,084		$141,120	$111,242		—	$764,446

Lawrence Clayton, Jr. Chief Financial Officer(6)	2007	$334,274	(7)	—	$24,730	(8)	$14,083	—		—	$373,087

J. Robert Hipps Interim Chief Financial Officer(9)	2007	$2,769		—	—		—	—		—	$2,769

Thomas L. Ulry Senior Vice President, Sales and Marketing	2007	$248,192		—	$17,744		—	$45,538	(10)	—	$311,474

Nick Cioll Vice President, Chief Risk Officer	2007	$168,654		—	—		—	$26,392	(11)	—	$195,046

Erik A. Lopez, Sr. Senior Vice President, General Counsel(12)	2007	$86,635		—	$17,675		$9,628	—		—	$113,938

(1)
Amounts reflect the amount of stock awards we recognized, or expensed, during fiscal 2007, calculated in accordance with SFAS No. 123(R). See Note 2 to the Notes to Consolidated Financial Statements for a discussion of assumptions made in determining the grant date fair value and compensation expense of our restricted stock awards.

(2)
Amounts reflect the amount of stock options expensed in 2007, based on the vesting of grants made during or prior to fiscal 2007 as compensation costs for financial reporting purposes in accordance with SFAS No. 123R. See Note 2 to the Notes to Consolidated Financial Statements for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options.

(3)
Consisted of bonus payments earned for fiscal 2007 under the Commerce Energy Group, Inc. Bonus Program. To receive the bonus amounts shown, each named executive officer had to have been an active employee of the Company in good standing on the date the bonus was paid, which was November 9, 2007.

(4)
Under the rules of the SEC, the Company is required to identify by type all perquisites and other personal benefits for a named executive officer only if the total value for that individual equals or exceeds $10,000, and to report and quantify each perquisite or personal benefit only if the value thereof exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for that individual.

(5)
Mr. Boss served as our Chief Executive Officer until February 20, 2008.

(6)
Mr. Clayton served as our Chief Financial Officer until July 25, 2007.

(7)
Included $59,274 in non-reimbursable, long-distance commuting expenses paid to Mr. Clayton.

(8)
In connection with Mr. Clayton's departure, we remitted payment, at par value, to Mr. Clayton for the repurchase of the 30,000 shares of unvested restricted stock. The repurchase transaction was closed in connection with the resolution of the employment dispute between Mr. Clayton and the Company. The vesting of all 30,000 shares would have been subject to the achievement of performance targets. In fiscal 2007, the performance target for 15,000 shares was the Company's attainment of positive net income, a goal which it attained; for fiscal 2008, a financial target had not been set by the Compensation Committee. Please see Note 2 to the Notes to Consolidated Financial Statements for a discussion regarding the valuation of such performance-based shares.

(9)
Mr. Hipps served as our Interim Chief Financial Officer between July 30, 2007 and January 28, 2008. Mr. Hipps' compensation arrangement is discussed below under "Offer Letters with Other Executives."

(10)
Does not include a discretionary bonus payment of $25,000 in fiscal 2007 awarded by the Compensation Committee to Mr. Ulry in recognition for superior performance during fiscal 2006.

(11)
Does not include a discretionary bonus payment of $20,000 that was awarded by the Compensation Committee to Mr. Cioll in recognition for superior performance during fiscal 2006.

(12)
Mr. Lopez served as our Senior Vice President, General Counsel, between March 26, 2007 and October 5, 2007 at an annual base salary of $265,000.

Grants of Plan-Based Awards in Fiscal 2007

        The following table presents information concerning grants of plan-based awards to each of the named executive officers during the year ended July 31, 2007. The exercise price per share of each option granted to our named executive officers was equal to the fair market value of our Common Stock, as determined by our Compensation Committee on the date of the grant.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)

Name	Grant Date	Threshold ($)	Target I ($)	Target II ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)

Steven S. Boss	1/25/2007	$74,161	$111,242	$166,862	$259,564	—	150,000	(3)	—

Lawrence Clayton, Jr.	1/25/2007	—	—	—	—	—	30,000	(4)	—

J. Robert Hipps	—	—	—	—	—	—	—		—

Thomas J. Ulry	1/25/2007	$20,359	$45,538	$68,248	$101,196	—	—		—

Nick Cioll	1/25/2007	$17,594	$26,392	$36,655	$58,648	—	—		—

Erik A. Lopez, Sr.	3/27/2007	—	—	—	—	—	—		—

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise Price per Share ($/Sh)		Grant Date Fair Value of Stock and Option Awards ($)(5)

Steven S. Boss	—	—		—			$—		$—

Lawrence Clayton, Jr.	—	—		—			—		—

J. Robert Hipps	—	—		—			—		—

Thomas J. Ulry	—	—		—			—		—

Nick Cioll	—	—		—			—		—

Erik A. Lopez, Sr.	3/27/2007 3/27/2007	60,000 —	(6)	— 45,000	(7)	$ $	2.56 2.56	$ $	153,600 83,745

(1)
Represents awards under the Company's Bonus Program for fiscal 2007 under various scenarios. Pursuant to the terms of the Bonus Program, the bonus award for certain of the named executive officers is calculated as the product of the named executive officer's base annual salary as of April 30, 2007, multiplied by (i) the named executive officer's potential bonus percentage assigned by the Compensation Committee, and (ii) the named executive officer's earned bonus percentage. The potential bonus percentage is a factor based upon the Company's net income. At the beginning of fiscal 2007, the Compensation Committee established four levels of net income targets and assigned potential bonus percentages applicable to the named executive officers for each corresponding level. For the Chief Executive Officer, Mr. Boss, the potential bonus percentages for the Threshold, Target I, Target II and Maximum categories were 20%, 30%, 45% and 70%, and the potential bonus percentages for the other named executive officers were 12%, 18%, 25% and 40%. The earned bonus percentage is a factor based upon the attainment of certain individual business goals assigned by the Compensation Committee. Based upon an evaluation of the attainment of such goals, the earned bonus percentages for Messrs. Boss, Ulry and Cioll were 90%, 100% and 85%, respectively. Amounts shown under the Threshold, Target I, Target II and Maximum columns correspond to the four levels of net income goals for fiscal 2007, which were, respectively, $1.35 million, $3.0 million, $4.0 million and $5.0 million. Amounts shown in each column reflect the bonus that would have been earned by the respective named executive officer under the Bonus Program had the Company achieved the applicable net income target. We assumed that the earned bonus percentage for each of the named executive officers in fiscal 2007 remained constant in each of the four target income scenarios. The Target I column sets forth the bonus amounts actually earned for fiscal 2007 based on the Company's net income as defined in the Bonus Program of $3.6 million. Lawrence Clayton, Jr., J. Robert Hipps and Erik A. Lopez, Sr. each were not eligible to receive a bonus under the Bonus Program. Messrs. Clayton and Lopez are no longer employees of the Company and thus were not entitled to receive a bonus because they did not meet the vesting requirements of the Bonus Program. Mr. Hipps did not meet the eligibility requirements under the Bonus Program.

(2)
Represents performance-based shares of restricted stock awarded under the Company's 1999 Equity Incentive Plan.

(3)
The award, granted under the 1999 Equity Incentive Plan described herein, was exercisable with respect to 75,000 shares upon our achievement of net income for fiscal 2007 and confirmation of such net income as set forth in our annual report on Form 10-K for fiscal 2007. Vesting for the remaining 75,000 shares was to be determined based on the achievement of performance targets for fiscal 2008 that had not to date been set by the Compensation Committee; however, the Company has agreed to repurchase these shares from Mr. Boss at par value per share pursuant to the terms of the Separation Agreement and General Release dated February 20, 2008, executed by the parties in connection with Mr. Boss' resignation as Chief Executive Officer and as a director of the Company on February 20, 2008, and the 1999 Equity Incentive Plan.

(4)
Under the terms of Mr. Clayton's amended employment agreement and amended restricted stock agreement, the award, granted under the 1999 Equity Incentive Plan, was exercisable with respect to 15,000 shares upon our achievement of net income for fiscal 2007 and confirmation of such net income as set forth in our annual report on Form 10-K for fiscal 2007, with vesting of the remaining 15,000 shares based on the achievement of performance targets for fiscal 2008 that had not been set by the Compensation Committee. Subsequent to Mr. Clayton's departure from the Company on July 25, 2007, we remitted payment to Mr. Clayton for the repurchase of his 30,000 shares of restricted stock for $0.001 per share pursuant to the terms of his restricted stock agreement. The repurchase transaction was closed in connection with the resolution of the employment dispute between Mr. Clayton and the Company.

(5)
Amounts reflect the total fair value of stock awards or stock options granted in fiscal 2007, calculated in accordance with SFAS No. 123(R).

(6)
The award, granted under the 2006 Stock Incentive Plan, vested as to 20,000 shares on March 26, 2008 and as to 20,000 on each of the first two anniversaries thereafter under its original terms. Pursuant to a separation agreement and general release dated October 5, 2007; such vesting was amended as follows: 10,000 shares of such restricted stock were forfeited and 50,000 shares of restricted stock vested as of January 2, 2008.

(7)
The options shares, granted under the 2006 Stock Incentive Plan, vested as to 15,000 shares on March 26, 2008 and as to 15,000 shares on each of the first two anniversaries thereafter under its original terms. Under our separation agreement with Mr. Lopez, his option to purchase all such 45,000 shares was canceled.

Outstanding Equity Awards at July 31, 2007

        The following table presents the outstanding equity awards held by each of the named executive officers as of the fiscal year ended July 31, 2007, including the value of the stock awards.

	Option Awards
									Stock Awards
												Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)
										Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)
	Number of Securities Underlying Unexercised Options at July 31, 2007 (#)
									Market Value of Shares of Stock Not Vested($)(1)
				Option Exercise Price ($)		Option Expiration Date	Number of Shares of Stock Not Vested (#)

Name	Exercisable	Unexercisable

Steven S. Boss	200,000 50,000	100,000 —	(2)	$ $	1.80 1.80	07/31/2015 07/22/2015	— —		— —	150,000	(3)	$315,000 —

Lawrence Clayton, Jr.(4)	—	—			—	—	—		—	—		—

J. Robert Hipps	—	—			—	—	—		—	—		—

Thomas J. Ulry	100,000	—			$3.50	03/02/2015	20,000	(5)	$42,000	—		—

Nick Cioll	85,000	—			$1.92	07/27/2014	—		—	—		—

Erik A. Lopez, Sr.(6)	—	45,000			$2.56	03/27/2013	60,000		$126,000	—		—

(1)
Market value based on our Common Stock's closing price of $2.10 on July 31, 2007, the last day of fiscal 2007.

(2)
These option shares became exercisable on August 1, 2007.

(3)
The award was exercisable with respect to 75,000 shares upon our achievement of net income for fiscal 2007 and confirmation of such net income as set forth in our annual report on Form 10-K for fiscal 2007. Vesting for the remaining 75,000 shares was to be determined based on the achievement of performance targets for fiscal 2008 that had not been set by the Compensation Committee; however, the Company has agreed to repurchase these shares from Mr. Boss at par value per share pursuant to the terms of the Separation Agreement and General Release dated February 20, 2008, executed by the parties in connection with Mr. Boss' resignation as Chief Executive Officer and as a director of the Company on February 20, 2008, and the 1999 Equity Incentive Plan.

(4)
Prior to his departure on July 25, 2007, Mr. Clayton held options to purchase a total of 120,000 shares of our Common Stock, 40,000 of which were exercisable and 80,000 of which were not. As a result of Mr. Clayton's termination, all stock option shares held by Mr. Clayton, including those that were exercisable, were terminated. In addition, subsequently, we have remitted payment to Mr. Clayton for the repurchase of 30,000 shares of unvested restricted stock previously held by Mr. Clayton. The repurchase transaction was closed in connection with the resolution of the employment dispute between Mr. Clayton and the Company.

(5)
Of these restricted stock shares, 10,000 were vested on January 1, 2008 and 10,000 will vest on January 1, 2009.

(6)
Under the terms of a separation agreement with Mr. Lopez dated October 5, 2007, 10,000 shares of restricted stock were forfeited pursuant to their original terms. The vesting relating to the remaining 50,000 shares of restricted stock was amended so that such shares vested as of January 2, 2008, and the option to purchase 45,000 shares of our Common Stock was canceled pursuant to its terms.

Option Exercises in Fiscal 2007

        The following table presents certain information concerning the exercise of options and the vesting of stock awards by each of our named executive officers during fiscal 2007.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Exercise (#)	Value Realized on Vesting ($)

Steven S. Boss	—	—	50,000	$69,500

Lawrence Clayton, Jr.	—	—	15,000	$24,300

J. Robert Hipps	—	—	—	—

Thomas J. Ulry	—	—	10,000	$14,600

Nick Cioll	15,000	$15,600	—	—

Erik A. Lopez, Sr.	—	—	—	—

Pension Benefits

        None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Contribution Plans

        None of our named executive officers participate in or have account balances in non-qualified defined contribution plans maintained by us. The Compensation Committee, which is comprised solely of "outside directors" as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, may elect to provide our officers and other employees with non-qualified defined contribution benefits if the Compensation Committee determines that doing so is in our best interests.

Deferred Compensation

        None of our named executive officers participates in or has account balances in deferred compensation plans or arrangements maintained by us.

Employment Agreements

  Steven S. Boss

        On August 1, 2005, we entered into an employment agreement with Steven S. Boss, our former Chief Executive Officer, which was most recently amended on January 25, 2007. The employment agreement, as amended, has no specific term and is subject to termination by either the Company or Mr. Boss without cause upon 60 days written notice.

        The amended employment agreement sets forth Mr. Boss' base salary as $412,000 per year, which is subject to periodic review and to increase (but not decrease) by our Board of directors or Compensation Committee. With respect to fiscal year 2006, the employment agreement provided for Mr. Boss' eligibility for consideration for an incentive bonus calculated between 50% and 150% of base salary based upon achievement of objectives established by the Compensation Committee. For fiscal 2007 and each fiscal year thereafter, Mr. Boss was eligible to participate in the Company's Bonus Program.

        Pursuant to the employment agreement, Mr. Boss was granted an option to purchase 300,000 shares of our Common Stock at an exercise price equal to $1.80 per share, with vesting as to 100,000 shares upon hire and as to 100,000 shares on each of the first two anniversaries thereafter. In addition, pursuant to an amendment to the employment agreement dated January 25, 2007, and a restricted stock agreement dated August 1, 2005 and amended as of January 25, 2007, Mr. Boss was granted 200,000 shares of restricted stock, 50,000 shares of which vested (the Company's right to repurchase terminated) on August 1, 2006. Pursuant to the amended employment agreement and the amended restricted stock agreement, an additional 75,000 shares vested upon our achievement of net income for fiscal 2007 as confirmed in our annual report on Form 10-K for fiscal 2007 when it was filed with the SEC. The remaining 75,000 shares will vest if the Company achieves the performance target(s) established by the Compensation Committee for fiscal 2008 as confirmed in our annual report on Form 10-K for fiscal 2008 once it is filed with the SEC, subject to Mr. Boss' continued employment with the Company.

        The employment agreement provides that if Mr. Boss is terminated without cause (as defined below) or if he resigns for good reason (as defined below), Mr. Boss will be entitled to severance equal to 12 months of his then-current base salary payable over a 12-month period, plus 12 months accelerated vesting of outstanding unvested stock options and restricted stock, plus reimbursement of insurance premiums for health coverage for two months. If Mr. Boss is terminated for cause (as defined below), he would receive earned but unpaid base salary and accrued but unpaid vacation, but no further compensation or severance payment of any kind.

For purposes of Mr. Boss' agreement:

  •
  "cause" generally means: (i) a material breach of the employment agreement, or of a Company policy or law applicable to the Company, (ii) demonstrated and material neglect of duties or failure to perform material duties following written notice and a reasonable cure period, (iii) misconduct, dishonesty, self-dealing, fraud or similar conduct, or (iv) conviction of a crime or plea of guilty or nolo contendere, with limited exceptions.

  •
  "good reason" generally means (i) a reduction in Mr. Boss' salary or benefits, except as part of a general change in compensation benefits for similarly situated executives, (ii) a failure by us to comply with the material provisions of the employment agreement or (iii) within 180 days of a change in control, as defined below; provided, that the Company has a period of 20 days after receipt of written notice from the executive to cure an event or condition described in clause (i) or (ii).

  •
  A "change in control" generally means (i) the acquisition by any person or group of our securities, after which such person or group owns more than 50% of our outstanding voting stock, (ii) a merger or consolidation involving the Company which results in the holders of the Company's outstanding voting securities immediately prior to such transaction failing to hold more than 50% of the outstanding voting power of the corporation resulting from such merger or consolidation, or (iii) the acquisition or sale of all or substantially all of our assets in a transaction or series of transactions.

        Under the employment agreement, Mr. Boss agreed not to solicit the Company's employees, customers, clients or suppliers during his employment and for a period of one year after any period in which severance payments are received, and not to compete with the Company during his employment and any period in which severance payments are received. Further, the employment agreement obligates Mr. Boss to refrain from disclosing any of our proprietary information received during the course of employment and, with some exceptions, to assign to us any inventions conceived or developed during the course of employment. As a condition to Mr. Boss receiving severance benefits under the employment agreement, he would need to sign a release in a form customarily used by the Company for such purposes, and reaffirm the confidentiality, non-solicitation and non-competition agreements contained in his employment agreement. Finally, pursuant to the employment agreement, we entered into our standard form of indemnification agreement with Mr. Boss.

  Lawrence Clayton, Jr.

        On December 1, 2005, we entered into an employment agreement with Mr. Clayton, our former Chief Financial Officer, which was amended most recently on January 25, 2007. Under the terms of the employment agreement, Mr. Clayton received an annual base salary of $275,000. With respect to fiscal year 2006, Mr. Clayton was eligible to receive an incentive bonus for the fiscal 2006 if the Company reached certain financial objectives determined by the Board, and for fiscal 2007 and each fiscal year thereafter, Mr. Clayton would have been eligible to participate in the Company's Bonus Program.

        On December 1, 2005, pursuant to the terms of the employment agreement and the stock option agreement, we granted to Mr. Clayton an option to purchase 120,000 shares of our Common Stock, which option vests in equal amounts on each of the first three anniversaries of the date of the grant. In addition, pursuant to the amended employment agreement and a restricted stock agreement dated December 1, 2005 and amended as of January 25, 2007, Mr. Clayton was granted 45,000 shares of restricted stock, 15,000 shares of which vested (the Company's right to repurchase terminated) on December 1, 2006. Pursuant to the employment agreement and a stock agreement, each as amended, the remaining 30,000 shares vest as follows: (i) 15,000 of the restricted shares would vest (the Company's right to repurchase shall terminate) upon the date on which the Company files its annual report on Form 10-K with the SEC indicating that the Company achieved net income (defined in accordance with generally accepted accounting principles) for fiscal 2007 and (ii) 15,000 of the restricted shares would vest (the Company's right to repurchase shall terminate) upon the date on which the Company files its annual report on Form 10-K with the SEC indicating in the financial statements contained therein that the Company achieved the performance target(s) established by the Compensation Committee for fiscal 2008. Subsequent to Mr. Clayton's departure from the Company on July 25, 2007, we remitted payment to Mr. Clayton for the repurchase of his 30,000 shares of restricted stock for $0.001 per share pursuant to the terms of his restricted stock agreement and all options were forfeited.

        The employment agreement provided that if Mr. Clayton's employment was terminated by the Company without cause or if he resigned for good reason, Mr. Clayton would be entitled to severance, as long as Mr. Clayton did not accept other employment, equal to 12 months base salary, payable in six equal installments commencing on the first business day after six months from the date of the termination, or the severance period, plus reimbursement of the cost of continuation coverage under COBRA for 12 months and 12 months accelerated vesting of outstanding options and restricted stock. If Mr. Clayton is terminated for cause (as defined below), he would receive earned but unpaid base salary and accrued but unpaid vacation, but no further compensation or severance payment of any kind. For purposes of Mr. Clayton's employment agreement, the terms "cause" and "good reason" have the same meanings given above under the description of Mr. Boss' employment agreement.

        Under the employment agreement, Mr. Clayton agreed not to solicit customers or employees of the Company during his employment with the Company and for a period of one year after the end of the Severance Period. The employment agreement further provided that Mr. Clayton would not accept employment with, or otherwise engage in, any business that competes with the Company during his employment or any period during which he is receiving severance payments from the Company. As a condition to Mr. Clayton receiving severance benefits under the employment agreement, he would need to sign a release in a form customarily used by the Company for such purposes, and reaffirm the confidentiality, non-solicitation and non-competition agreements contained in his employment agreement. Finally, in accordance with the employment agreement, we entered into our standard form of indemnification agreement with Mr. Clayton.

        Pursuant to his employment agreement, Mr. Clayton was awarded a relocation payment in the amount of $20,000, and reimbursement for documented relocation expenses up to an additional $80,000. An amendment to the employment agreement dated November 30, 2006 clarified that reimbursements for any living expenses (including reasonable travel expenses) incurred by Mr. Clayton in Southern California after January 1, 2007 would draw on the above-referenced $80,000 relocation expense provision.

  Erik A. Lopez, Sr.

        On March 26, 2007, we entered into an employment agreement with Erik A. Lopez, Sr. The employment agreement has no specific term and is subject to termination by either the Company or Mr. Lopez, Sr. without cause upon 60 days written notice.

        The employment agreement set forth Mr. Lopez's base salary as $265,000 per year, which is subject to periodic review and to increase (but not decrease) by our Board of Directors or Compensation Committee. The employment agreement also provided for Mr. Lopez's eligibility to participate in the Company's Bonus Program beginning with fiscal 2007 and for each year thereafter during the term of the employment agreement.

        Pursuant to the employment agreement, Mr. Lopez was granted an option to purchase 45,000 shares of our Common Stock at an exercise price equal to $2.56 per share, with 15,000 shares subject to such option vesting on March 26, 2008, and 15,000 shares vesting on each of the first two anniversaries thereafter. In addition, pursuant to the employment agreement and a restricted stock agreement, Mr. Lopez was granted 60,000 shares of restricted stock, with 20,000 shares vesting as of March 26, 2008, and 20,000 shares vesting on each of the first two anniversaries thereafter.

        The employment agreement provided that if Mr. Lopez is terminated without cause or if he resigns for good reason, Mr. Lopez would be entitled to severance, as long as he did not accept other employment, equal to 12 months of his then-current base salary, payable as to 50% of such amount six months after the termination date and the balance paid in equal monthly installments thereafter, plus reimbursement of the cost of continuation coverage under COBRA for 12 months and 12 months accelerated vesting of outstanding unvested stock options and restricted stock. If Mr. Lopez is terminated for cause (as defined below), he would receive earned but unpaid base salary and accrued but unpaid vacation, but no further compensation or severance payment of any kind.

        For purposes of Mr. Lopez's agreement, "cause" generally means: (i) a material breach of the employment agreement, or of a Company policy or law applicable to the Company, (ii) demonstrated and material neglect of duties or failure to perform material duties following written notice and a reasonable cure period, (iii) misconduct that is serious in nature, dishonesty, self-dealing, fraud or similar conduct related to Mr. Lopez's conduct, (iv) having been convicted of or entered a plea of nolo contendere with respect to a felony or a crime involving fraud, dishonesty or moral turpitude, or (v) having engaged in intentional misconduct which materially damages the Company under certain circumstances. With respect to Mr. Lopez's employment agreement, the terms "good reason" and "change of control" have the same meanings set forth above under the description of Mr. Boss' employment agreement.

        Under the employment agreement, Mr. Lopez agreed not to solicit the Company's employees, customers, clients or suppliers during the term of his employment and for a period of one year thereafter, and not to compete with the Company during the term of his employment and any period in which severance payments are received. Further, the employment agreement obligates Mr. Lopez to refrain from disclosing any of our proprietary information received during the course of employment and, with some exceptions, to assign to us any inventions conceived or developed during the course of employment. As a condition to Mr. Lopez receiving severance benefits under the employment agreement, he would need to sign a release in a form customarily used by the Company for such purposes, and reaffirm the confidentiality, non-solicitation and non-competition agreements contained in his employment agreement. Finally, pursuant to the employment agreement, we entered into our standard form of indemnification agreement with Mr. Lopez.

Separation Agreement and Standstill Agreement with Mr. Boss

        The Company entered into a Separation Agreement and General Release with Mr. Boss dated February 20, 2008, which will become effective February 28, 2008 (the "Separation Agreement"), unless it is revoked by Mr. Boss before that date (the "Effective Date"). Pursuant to the Separation Agreement, Mr. Boss is entitled to (i) a severance payment of $446,333, equal to thirteen (13) months of Mr. Boss' base salary as of the resignation date, payable in a lump sum within one business day after the Effective Date, and (ii) retain his group health coverage under COBRA for thirteen months at the Company's expense.

        Under the Separation Agreement, the Company has agreed to repurchase 75,000 shares of unvested restricted Common Stock held by Mr. Boss, pursuant to the terms of the Company's 1999 Equity Incentive Plan at par value per share, with payment for the repurchase being credited from the severance payment. In addition, Mr. Boss agreed to sell to the Company 166,000 shares of Common Stock owned by him for a price of $1.26 per share, or $209,000 in the aggregate, payable to him one business day after the Effective Date.

        Pursuant to the Separation Agreement, Mr. Boss agreed not to solicit the Company's employees or contractors, and not to work in certain businesses, for a period of thirteen (13) months after February 20, 2008. Mr. Boss also acknowledged under the Separation Agreement that certain provisions of his Employment Agreement shall extend beyond the resignation date, including provisions relating to proprietary information obligations. The Separation Agreement contains a general release by Mr. Boss of all claims against the Company and its affiliates and representatives.

        The Company and Mr. Boss also entered into a Voting and Standstill Agreement (the "Standstill Agreement") dated February 20, 2008. The Standstill Agreement limits the activities of Mr. Boss until April 1, 2009, with respect to exercising any voting rights that he might have by virtue of his ownership of shares of Common Stock held or subsequently acquired by him, restricts his ability to enter into or participate in certain types of transactions involving or affecting the Company and limits his ability to resell Common Stock owned, or to be owned, by him.

Settlement Agreement with Mr. Clayton

        Mr. Clayton's employment and position as the Company's Senior Vice President, Chief Financial Officer and Secretary was terminated, effective July 25, 2007. As a result of a successful mediation of an outstanding dispute between Mr. Clayton and the Company regarding the basis for his termination, we entered into a settlement agreement and general release dated November 29, 2007 with Mr. Clayton. Under the terms of the settlement agreement, we agreed to pay Mr. Clayton a lump-sum settlement payment of $400,000 (of which $280,000 was reimbursed to us under an insurance policy), which was paid on January 2, 2008. Subsequent to Mr. Clayton's departure from the Company, we remitted payment to Mr. Clayton for the repurchase of his 30,000 shares of restricted stock for par value per share pursuant to the terms of his restricted stock agreement and all shares were forfeited. In addition, each party to the settlement agreement agreed to mutual general release of claims that the parties may have against each other.

Separation Agreement with Mr. Lopez

        Effective October 5, 2007, Mr. Lopez resigned from his position as Senior Vice President and General Counsel and left the Company. In connection with his departure, we entered into a separation agreement and general release dated October 5, 2007 with Mr. Lopez. Under the terms of the separation agreement, on October 9, 2007, we paid to Mr. Lopez a severance payment in the amount of $200,000, one business day after confirmation of Mr. Lopez's written communication to the Occupational Health and Safety Administration (OSHA) informing OSHA that all of his disputes with the Company have been fairly resolved and withdrawing his complaint filed with OSHA. Mr. Lopez agreed to a general release of all claims against us and our representatives. Pursuant to the separation agreement, Mr. Lopez's option to purchase 45,000 shares of our common stock was canceled. In addition, the parties agreed that 10,000 of the 60,000 shares of unvested restricted stock held by Mr. Lopez would be forfeited and that the remaining shares of restricted stock vested on January 2, 2008. In order to facilitate the payment terms of the separation agreement, on October 5, 2007, we entered into an amendment to Mr. Lopez's employment agreement to take into account recent changes under Internal Revenue Code Section 409A. On October 26, 2007, OSHA notified the Company that it was closing its investigation of the OSHA complaint relating to Mr. Lopez.

Offer Letters with Other Executives

  J. Robert Hipps

        On July 27, 2007, we entered into an Interim Executive Services Agreement (or the "Services Agreement") with Tatum, LLC dated July 25, 2007 to engage Mr. Hipps as our Interim Chief Financial Officer. The Services Agreement provided that Mr. Hipps would become an employee of the Company, subject to the supervision and direction of the Chief Executive Officer and the Board. Under the Services Agreement, Tatum had no control or supervision over Mr. Hipps, as long as he was performing services under the Services Agreement. The term of the Services Agreement was for a minimum of three months, provided that either party could terminated it earlier with 30 days written notice to the other party, and provided further that we may terminate the Services Agreement immediately for cause based on the performance of Mr. Hipps.

        Pursuant to the Services Agreement, we paid $37,500 per month, 80% of which was paid directly to Mr. Hipps as salary through the Company's payroll system and 20% of which was paid to Tatum. The Services Agreement provided an option for us during its term to hire Mr. Hipps on a permanent basis, upon entering into another form of agreement with Tatum, which must provide for the payment of additional placement fees to Tatum. In connection with entering into the Services Agreement, the Company entered into its standard form of Indemnification Agreement with Mr. Hipps. Mr. Hipps tendered his resignation as Interim Chief Financial Officer and Secretary of the Company on January 25, 2008, effective January 28, 2008.

  Thomas L. Ulry

        On May 31, 2005, we entered into an employment letter agreement with Thomas Ulry, our Senior Vice President, Sales and Marketing. The letter agreement set Mr. Ulry's annual base salary at $225,000, and provided for a discretionary annual bonus, as determined by the Compensation Committee. In addition, the agreement provides for other standard employee benefits including medical, dental and insurance benefits and the right to participate in our 401(k) Plan. Finally, the agreement provides that if we were to terminate Mr. Ulry without cause during the first year after May 31, 2005, Mr. Ulry would be entitled to one year's annual base salary, and if we were to terminate him without cause at any time thereafter, Mr. Ulry would be entitled to an amount equal to his monthly salary for up to six months or until he finds other employment, whichever is first to occur.

        Pursuant to the letter agreement, Mr. Ulry was awarded an option to purchase 100,000 shares of our Common Stock at an exercise price of $3.50 per share, vesting in equal annual installments over four years. In addition, Mr. Ulry was awarded the right to reimbursement of actual relocation benefits not to exceed $40,000.

        On October 19, 2006, the Compensation Committee increased Mr. Ulry's annual base salary by $25,000 effective October 1, 2006.

Cash Bonus Program

        On January 25, 2007, the Board, upon the recommendation of the Compensation Committee, adopted the Commerce Energy Group, Inc. Bonus Program, which was amended and restated effective March 27, 2007 and January 25, 2008 (as amended and restated, the "Bonus Program").

        Background.    We established the Plan to provide employees with an increased awareness and ongoing interest in our success. The Plan is a broad-based plan designed to ensure that the executives, management and staff employees are appropriately awarded for both corporate and individual performance. In developing this Bonus Program, consideration was given to the existing salary levels and total compensation of the executives and other employees. The structure of this cash bonus program was determined to be an efficient employee incentive and appropriate to preserve shareholder interests.

        Administration.    The Plan is administered by the Compensation Committee. The Compensation Committee has the right to construe the Bonus Program, to interpret any provision of the Bonus Program, to make rules relating to the Plan and to determine any factual question arising in connection with the operation of the Bonus Program.

        Eligibility.    An employee must begin full-time employment with us within the first nine months of a fiscal year (August 1 through April 30) to be eligible to participate in the Bonus Program for that fiscal year. Employees who participate in one or more of our commission incentive programs are also eligible for a bonus under the Bonus Program, although reduced (but not below zero) by any amounts received under any of our commission incentive programs for the same fiscal year. Part-time employees and contractors are not eligible to participate in the Bonus Program.

        Determination of Bonus.    The Bonus Program is not effective with respect to any fiscal year in which we do not achieve positive net income from operations (after deducting bonuses accrued under the Bonus Program). Pursuant to the terms of the Bonus Program, the bonus award for each participant is calculated based upon the product of (i) the participant's base annual salary as of April 30, 2007; (ii) the participant's potential bonus percentage assigned by the Compensation Committee to five levels of employee classification (i.e., the chief executive officer, other executive officers; director (employee position) and VPs, management and staff), and (iii) the participant's earned bonus percentage based upon the attainment of certain individual goals set by the Compensation Committee for the executives, the executives with respect to the management and the executives and management with respect to the staff; then reduced (but not below zero) by any amounts from the Company's commission incentive plan.

        Under the Bonus Program, a participant's potential bonus percentage is determined based upon the Company's net income. Net income under the Bonus Program means the Company's net income from operations, including interest income and expense, for any fiscal year after bonus accruals under the Bonus Program are deducted. At the beginning of each fiscal year, the Compensation Committee establishes levels of net income targets and assigns potential bonus percentages for each such corresponding level for each employee group, chief executive officer, executive officers, director and vice presidents, management and staff.

        In determining the earned bonus percentage, the Compensation Committee assigned to the Chief Executive Officer and each of the other executive officers specific individual objectives in several of the following categories: increase in overall Company financial performance; increase in investor awareness; financial risk management, peer and leadership development; and customer maintenance and growth. Each category was assigned a specific percentage weight for fiscal 2007. In establishing the performance objectives of the executive officers, the Chief Executive Officer and members of the executive team make recommendations, which are approved by members of the Compensation Committee. Each executive, including each executive officer, had individual objectives for the year which were designed to contribute to the achievement of our corporate objectives. For purposes of determining whether our executive officers met each of the individual goals and objectives assigned to them, the Compensation Committee met with our Chief Executive Officer and then deliberated among them without the Chief Executive Officer present. In determining the earned bonus percentage for management and staff personnel, a similar procedure occurs with their direct reports. Each employee has business goals and a potential bonus payout commensurate with her or his level in the Company.

        The Compensation Committee, in its discretion, may establish a bonus pool to be allocated to non-executive eligible employees if we achieve net income from operations, including interest income and expense, but fall short of our threshold financial target. In the event that we surpass our most aggressive financial target, the Compensation Committee may establish a bonus pool to be allocated to employees in the discretion of the Compensation Committee, including the Chief Executive Officer and the other executive officers.

        Timing of Payment and Vesting.    In fiscal years where bonuses are earned under the Bonus Program, payouts will be in a lump sum payment after the fiscal year audit to which the bonus relates is completed and the individual evaluation process to determine the earned bonus percentage has been finalized. To receive a benefit under the Bonus Program for a particular fiscal year, a participant must complete at least three months of service during the fiscal year, and must be an active employee in good standing on the date the bonus is paid.

        Amendment.    The Board or the Compensation Committee has the unilateral right to amend, suspend or terminate the Bonus Program at any time with respect to all or some employees and with respect to any unearned or unvested bonus that is or could become payable. If such amendment or termination would have a material and adverse affect on an employee's earned, but unvested bonus, the written consent of the affected employee is required.

Employee Benefit Plans

Commerce Energy Group, Inc. 2006 Stock Incentive Plan

        Purpose.    The purpose of our 2006 Stock Incentive Plan, or the SIP, is to attract, retain and motivate select employees, officers, directors and consultants of the Company and its affiliates and to provide incentives and rewards for superior performance.

        Shares Subject to the SIP.    The SIP initially provided that no more than 1,453,334 shares (of which 248,334 shares remain available for issue at February 22, 2008), of our Common Stock may be issued pursuant to awards under the SIP provided that we shall not make additional awards under the Commonwealth Energy Corporation 1999 Equity Incentive Plan. These shares shall be authorized but unissued shares. The number of shares available for awards, as well as the terms of outstanding awards, is subject to adjustment as provided in the SIP for stock splits, stock dividends, recapitalizations and other similar events. We have registered the shares of our Common Stock available for issuance under the SIP on a registration statement on Form S-8 filed with the SEC.

        Shares of our Common Stock that are subject to any award that expires, or is forfeited, cancelled or becomes unexercisable will again be available for subsequent awards, except as prohibited by law. In addition, shares that the Company refrains from delivering pursuant to an award as payment of either the exercise price of an award or applicable withholding and employment taxes will be available for subsequent awards.

        Administration.    Either the Board of Directors or a committee appointed by the board is authorized to administer the SIP. The Board of Directors and any committee exercising discretion under the SIP from time to time are referred to as the "Committee." The Compensation Committee of the Board of Directors currently acts as the Committee for purposes of the SIP. The Board of Directors may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee. To the extent permitted by law, the Committee may authorize one or more persons who are reporting persons for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, or other officers, to make awards to directors, officers or employees who are not reporting persons for purposes of Rule 16b-3 under the Exchange Act, or other officers whom we have specifically authorized to make awards. With respect to decisions involving an award intended to satisfy the requirements of Section 162(m) of the Code, the Committee is to consist of two or more directors who are "outside directors" for purposes of that Code section.

        Subject to the terms of the SIP, the Committee has express authority to determine the directors, employees and consultants who will receive awards, the number of shares of our Common Stock, units or share appreciation rights ("SARs") to be covered by each award, and the terms and conditions of awards. The Committee has broad discretion to prescribe, amend and rescind rules relating to the SIP and its administration, and to interpret and construe the SIP and the terms of all award agreements. Within the limits of the SIP, the Committee may accelerate the vesting of any award, allow the exercise of unvested awards, and may modify, replace, cancel or renew them. In addition, the Committee may under certain circumstances buy out options or SARs or, subject to stockholder approval, reduce the exercise price for outstanding options or SARs.

        The SIP provides that we will indemnify members of the Committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the SIP. The SIP releases these individuals from liability for good faith actions associated with the SIP's administration.

        Eligibility.    The Committee may grant options that are intended to qualify as incentive stock options, or ISOs, only to employees, and may grant all other Awards to directors, employees and consultants. The SIP and the discussion below use the term "participant" to refer to a director, employee or consultants who has received an award. The SIP provides that no more than 1,000,000 shares of our Common Stock may be issued during any calendar year to any participant under the SIP pursuant to options and SARs Awards under the SIP.

        Options.    Options granted under the SIP provide participants with the right to purchase shares of our Common Stock at a predetermined exercise price. The Committee may grant options that are intended to qualify as ISOs or options that are not intended to so qualify, or Non-ISOs. The SIP also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceeds $100,000 (based upon the fair market value of the shares of our Common Stock on the option grant date).

        Share Appreciation Rights (SARs).    A SAR generally permits a participant who receives it to receive, upon exercise, cash and/or shares of our Common Stock equal in value to the excess of (i) the fair market value, on the date of exercise, of the shares of our Common Stock with respect to which the SAR is being exercised, over (ii) the exercise price of the SAR for such shares. The Committee may grant SARs in tandem with options or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage, not exceeding 100%, of the excess value.

        Exercise Price for Options and SARs.    The exercise price of ISOs, Non-ISOs, and SARS may not be less than 100% of the fair market value on the grant date of the shares of our Common Stock subject to the award. The exercise price of ISOs may not be less than 110% of the fair market value on the grant date of the underlying shares of our Common Stock subject to the award for participants who own more than ten percent of our shares of our Common Stock on the grant date. Neither the Company nor the Committee shall, without shareholder approval, allow for a repricing within the meaning of the federal securities laws applicable to proxy statement disclosures.

        Exercise of Options and SARs.    To the extent exercisable in accordance with the agreement granting them, an option or SAR may be exercised in whole or in part, and from time to time during its term; subject to earlier termination relating to a holder's termination of employment or service. With respect to options, the Committee has the discretion to accept payment of the exercise price in any of the following forms, or combination of them: cash or check in U.S. dollars, certain shares of our Common Stock, and cashless exercise under a plan the Committee approves.

        The term over which participants may exercise options and SARs may not exceed ten years from the date of grant (five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of the Company's outstanding shares of Common Stock).

        Restricted Shares, Restricted Share Units, Unrestricted Shares and Deferred Share Units.    Under the SIP, the Committee may grant restricted shares that are forfeitable until certain vesting requirements are met, may grant restricted share units which represent the right to receive shares of our Common Stock after certain vesting requirements are met, and may grant unrestricted shares as to which the participant's interest is immediately vested. For restricted awards, the SIP provides the Committee with discretion to determine the terms and conditions under which a participant's interests in such awards become vested. The SIP provides for deferred share units in order to permit certain directors, consultants or select members of management to defer their receipt of compensation payable in cash or shares of our Common Stock (including shares that would otherwise be issued upon the vesting of restricted shares and restricted share units). Deferred share units represent a future right to receive shares of our Common Stock.

        Whenever shares of our Common Stock are released pursuant to these awards, the participant will be entitled to receive additional shares of our Common Stock that reflect any stock dividends that the Company's stockholders received between the date of the award and issuance or release of the shares of our Common Stock. Likewise, a participant will be entitled to receive a cash payment reflecting cash dividends paid to our stockholders during the same period. Such cash dividends will accrue interest, at 5% per annum, from their payment date to our stockholders until paid in cash when the shares of our Common Stock to which they relate are either released from restrictions in the case of restricted shares or issued in the case of restricted share units.

        Performance Awards.    The SIP authorizes the Committee to grant performance-based awards in the form of performance units that the Committee may or may not designate as "performance compensation awards" that are intended to be exempt from Code section 162(m) limitations. In either case, performance awards vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the Company or any affiliate. Performance awards are payable in shares of our Common Stock, cash or some combination of the two, subject to an individual participant limit of 1,000,000 shares of our Common Stock and $1,000,000 in cash. The Committee decides the length of performance periods, but the periods may not be less than one fiscal year of the Company.

        With respect to performance compensation awards, the SIP requires that the Committee specify in writing the performance period to which the Award relates, and an objective formula by which to measure whether and the extent to which the award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the award may not be amended or modified in a manner that would cause the compensation payable under the award to fail to constitute performance-based compensation under Code Section 162(m).

        Under the SIP, the possible performance measures for performance compensation awards include basic, diluted or adjusted earnings per share; sales or revenue; earnings before interest, taxes and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total stockholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, and sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by us (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a performance compensation award, to the extent permitted under Code section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative.

        Transferability.    Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers to charitable institutions, certain family members or related trusts or as otherwise approved by the Committee.

        Certain Corporate Transactions.    The Committee shall equitably adjust the number of shares covered by each outstanding award, and the number of shares that have been authorized for issuance under the SIP but as to which no awards have yet been granted or that have been returned to the SIP upon cancellation, forfeiture or expiration of an award, as well as the price per share covered by each such outstanding award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares of our Common Stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by us. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding options under the SIP such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all options so replaced. In any case, such substitution of securities will not require the consent of any person who is granted options pursuant to the SIP.

        In addition, in the event or in anticipation of a change in control (as defined in the SIP), the Committee may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of our stockholders or any participant with respect to his or her outstanding awards (except to the extent an award provides otherwise), take one or more of the following actions: (a) arrange for or otherwise provide that each outstanding award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (b) accelerate the vesting of awards for any period (and may provide for termination of unexercised options and SARs at the end of that period) so that awards shall vest (and, to the extent applicable, become exercisable) as to the shares of our Common Stock that otherwise would have been unvested and provide that repurchase rights of the Company with respect to shares of our Common Stock issued upon exercise of an award shall lapse as to the shares of our Common Stock subject to such repurchase right; (c) arrange or otherwise provide for payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards; or (d) terminate upon the consummation of the transaction, provided that the Committee may in its sole discretion provide for vesting of all or some outstanding awards in full as of a date immediately prior to consummation of the change of control. To the extent that an award is not exercised prior to consummation of a transaction in which the award is not being assumed or substituted, such award shall terminate upon such consummation.

        Notwithstanding the above, in the event a participant holding an award assumed or substituted by the successor corporation in a change in control is involuntarily terminated (as defined in the SIP) by the successor corporation in connection with, or within 12 months following consummation of, the change in control, then any assumed or substituted award held by the terminated participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of options and SARs), and any repurchase right applicable to any shares of our Common Stock shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant's termination.

        In the event of any distribution to our stockholders of securities of any other entity or other assets (other than dividends payable in cash or our stock) without receipt of consideration by us, the Committee may, in its discretion, appropriately adjust the price per share covered by each outstanding award to reflect the effect of such distribution. Finally, if we dissolve or liquidate, all awards will immediately terminate, subject to the ability of the Board to exercise any discretion that the board may exercise in the case of a change in control.

        Term of SIP; Amendments and Termination.    The term of the SIP is ten years from the date of stockholder approval. The Board of Directors may from time to time, amend, alter, suspend, discontinue or terminate the SIP; provided that no amendment, suspension or termination of the SIP shall materially and adversely affect awards already granted unless it relates to an adjustment pursuant to certain transactions that change our capitalization or it is otherwise mutually agreed between the participant and the Committee. In addition, the Committee may not cancel an outstanding option that is underwater for the purpose of reissuing the option to the participant at a lower exercise price or granting a replacement award of a different type. Notwithstanding the foregoing, the Committee may amend the SIP to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

        Termination, Rescission and Recapture.    Each award under the SIP is intended to align the participant's long-term interest with our interests. If the participant engages in certain activities (such as disclosure of confidential or proprietary information without appropriate authorization, breaches certain agreements relating to the protection of our intellectual property, solicits our non-administrative employees to leave the Company or renders services to an organization or business which is, or working to become, competitive to us), either during employment or after employment with us terminates for any reason, the participant is deemed to be acting contrary to our long-term interests. In such cases, except as otherwise expressly provided in the award Agreement, we may terminate any outstanding, unexercised, unexpired, unpaid, or deferred awards, rescind any exercise, payment or delivery pursuant to the award, or recapture any shares of our Common Stock (whether restricted or unrestricted) or proceeds from the participant's sale of Shares issued pursuant to the award.

        Internal Revenue Code Section 409A Requirements.    Certain awards under the SIP may be considered "nonqualified deferred compensation" for purposes of Section 409A of the Code, or Section 409A, which imposes certain requirements on compensation that is deemed under Section 409A to involve nonqualified deferred compensation. Among other things, the requirements relate to the timing of elections to defer, the timing of distributions and prohibitions on the acceleration of distributions. Failure to comply with these requirements (or an exception from such requirements) may result in the immediate taxation of all amounts deferred under the nonqualified deferred compensation plan for the taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, the imposition of an additional 20% income tax on the participant for the amounts required to be included in gross income and the possible imposition of penalty interest on the unpaid tax. Generally, Section 409A does not apply to incentive awards that are paid at the time the award vests. Likewise, Section 409A typically does not apply to restricted stock. Section 409A may, however, apply to incentive awards the payment of which is delayed beyond the calendar year in which the award vests. Treasury regulations generally provide that the type of awards provided under the SIP will not be considered nonqualified deferred compensation. However, to the extent that Section 409A applies to an award issued under the SIP, the SIP and all such awards will, to the extent practicable, be construed in accordance with Section 409A. Under the SIP, the Committee has the discretion to grant or to unilaterally modify any award issued under the SIP in a manner that conforms with the requirements of Section 409A with respect to deferred compensation or voids any participant election to the extent it would violate Section 409A. The Committee also has sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the SIP and all awards issued under the SIP.

1999 Equity Incentive Plan

        In connection with our 2004 merger with Commonwealth Energy Corporation, or Commonwealth, we assumed the Commonwealth Energy Corporation 1999 Equity Incentive Plan, which Commonwealth amended and restated effective May 9, 2003 (as amended and restated, the "EIP").

        Background.    The purpose of the EIP is to provide incentives to attract, retain and motivate employees, officers, directors, consultants, independent contractors and advisors whose present and potential contributions are important to our success, by offering them an opportunity to participate in our future performance through awards of options, restricted stock awards and stock bonuses.

        Shares Subject to the EIP.    The EIP provides that no more than 7,000,000 shares of our Common Stock may be issued pursuant to awards under the EIP. Although we still have awards outstanding under the EIP, we agreed not to issue any additional awards under the EIP when our stockholders approved the SIP on January 26, 2006. The number of shares available for awards, as well as the terms of outstanding awards, is subject to adjustment for stock splits, stock dividends, recapitalizations and other similar events. We have registered the shares of our Common Stock available for issuance under the EIP on a registration statement on Form S-8 filed with the SEC.

        Administration.    Either the Board or our Compensation Committee may administer the EIP. Subject to the terms of the EIP, the Board has express authority to determine who will receive awards, the number of shares of our Common Stock or other consideration subject to each Award, and the terms and conditions of the awards. The Board of Directors has broad discretion to prescribe, amend and rescind rules relating to the EIP and its administration, to interpret and construe the EIP and the terms of all award agreements, and to take all actions necessary or advisable to administer the EIP. The Board may cancel certain awards and grant in substitution new awards covering the same or different number of shares but with an exercise price per share based on the fair market value per share of our Common Stock on the new option grant date. The Board may also buy back a previously granted award from a participant.

        Eligibility.    The Board may grant ISOs only to employees, including officers and directors who are employees, and may grant all other awards to officers, directors, consultants, independent contractors and advisors. The EIP and the discussion below use the term "participant" to refer to each such person who has received an award.

        Options.    Options granted under the EIP provide participants with the right to purchase shares of our Common Stock at a predetermined exercise price. The Board may grant options that are intended to qualify as ISOs or Non-ISOs. The EIP also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceeds $100,000 (based upon the fair market value of the shares of our Common Stock on the option grant date).

        The exercise price for Non-ISOs shall not be less than 85% of the underlying Common Stock's fair market value on the grant date. The exercise price for ISOs shall not be less than 100% of the underlying Common Stock's fair market value on the grant date. However, with respect to any Award to a participant owning more than 10% of our Common Stock on the grant date (a "10% Holder"), the exercise price of ISOs may not be less than 110% of the underlying Common Stock's fair market value on the grant date.

        Options shall be exercisable within the times set forth in the agreement granting such option subject to the following limitations: (i) no option will be exercisable after the expiration of 10 years from the option's grant date; (ii) options other than Non-ISOs granted to our officers, consultants, or members of the board or any of our subsidiaries' boards, shall be exercisable at the rate of at least 20% per year of the shares granted under the option over five years from the date the option is granted, with the initial vesting to occur one year after the option's grant date; and (iii) no ISO granted to a 10% holder will be exercisable after the expiration of five years from the date the ISO is granted.

        To the extent exercisable in accordance with the agreement granting them and subject to earlier termination relating to the termination of a participant's employment or service, options may be exercised only by delivery to us of the purchase price and a written stock option exercise agreement in a form approved by the board, stating the number of shares being purchased, any restrictions imposed on the shares to be purchased, and such representations and agreements regarding participant's investment intent, access to information and such other matters that we may require or desire to comply with securities laws. The Board may specify a reasonable minimum number of shares that may be purchased on any exercise of an option, provided such minimum will not prevent a participant from exercising the option for the full number of shares for which it is then exercisable.

        Following the termination of a participant's employment or service, we may extend the period of time that an option is exercisable and allow such terminated participant to exercise options that had not vested at the time such participant was terminated.

        The Board may modify, extend or renew outstanding options and authorize the grant of new options, except to the extent such action impairs without participant's consent such participant's rights under a previously issued option. The Board may by written notice to affected participants without their consent reduce the exercise price of outstanding options.

        Restricted Stock.    Under the EIP, the board may grant awards of restricted stock that are forfeitable until certain requirements are met. The Board has discretion with respect to the vesting of restricted stock. The purchase price for the restricted stock grants shall not be less than 85% of the fair market value on the grant date, except that the purchase price for any restricted stock Award granted to a 10% holder will not be less than 110% of the fair market value on the grant date. The participant will not be able to sell, transfer, pledge or assign the restricted stock during a restriction period established by the board. The Board may provide for the lapse of such restrictions in installments and may accelerate or waive the restrictions, in whole or in part, based upon the completion of a specified number of years of service, subject to any requirements under law. Except with respect to the transfer restrictions, the participant will have all the rights of a shareholder, including the right to vote the shares and receive cash dividends.

        Except as otherwise provided or in the Board's discretion, upon the participant's termination, (i) we shall have the right for 90 days following the termination, to repurchase restricted stock that is unvested or still subject to restriction for the same price paid by participant for such shares; provided however that our right to repurchase at the price paid by the participant shall lapse at the rate of at least 20% of the restricted stock per year over five years from the date the Award is granted, and (ii) any other restricted stock will be forfeited.

        Stock Bonuses.    A "stock bonus" is an award of shares, which may consist of restricted stock, for service rendered. A stock bonus will be awarded pursuant to an Award agreement and will comply with the terms and conditions of the EIP. Stock bonuses may be awarded pursuant to a "performance stock bonus agreement," whereby the board will agree to grant a stock bonus of a certain number of shares upon the completion of certain performance goals that the Board may adjust to account for changes in law, accounting and tax rules and to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships. We may pay the stock bonuses in cash or whole shares, either in lump sums or installments, with interest or dividend equivalent, and all as the board determines.

        Payment for Share Purchases.    Payment for shares purchased pursuant to the EIP may be in cash, by check or, subject to certain conditions in the EIP, where expressly approved by the board and permitted by law (i) by cancellation of indebtedness, (ii) by surrender of shares, (iii) by tender of full recourse promissory note, (iv) by waiver of compensation due or accrued to a participant for service rendered, (v) with respect only to purchase upon exercise of an option, and provided a public market for our shares exists, through a "same day sale" commitment or through a "margin" commitment, or (vi) by any combination of the foregoing. We may help a participant (other than an executive officer or a member of our board) pay for shares purchased by guaranteeing a loan by a participant to a third party lender.

        Transferability.    Awards granted under the EIP, and any interests therein, will not be transferable or assignable by participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution. During the participant's lifetime, only the participant will be eligible to exercise an award.

        Certain Corporate Transactions.    In the event of certain change in control "Corporate Transactions" (as defined in the EIP), the EIP and any Award under the EIP shall terminate after the Participant has been given, for the period of 10 days before the effective date of the Corporate Transaction, the right to exercise any unexpired Award in full or in part, but only to the extent such Award has vested or then vests and has not previously been exercised. However, the EIP and the Awards under the EIP shall not terminate or accelerate if the successor corporation or a parent or subsidiary thereof (a "Successor Corporation") assumes the Awards. Nothing in the EIP or any Award shall be construed to limit our ability to enter into Corporate Transactions or reorganize, adjust or liquidate our capital or business structure.

        The Board may at the time the award is granted or at any time while the award is outstanding, provide for the award's automatic acceleration (in whole or in part) upon a Corporate Transaction, including the vesting and termination of our repurchase right. Any accelerated ISO, shall only remain an ISO to the extent the $100,000 limitation is not exceeded. With respect to any amounts above the $100,000 limitation, the award shall be a Non-ISO.

        Amendment or Termination of EIP.    Unless the board elects to terminate the EIP sooner, the EIP will terminate 10 years from the date the Board approved the EIP, effective May 9, 2003. The Board may at any time amend the plan in any respect.

Potential Payments upon Termination or Change in Control

        Set forth below are descriptions and quantitative summaries of the elements of compensation that would be paid to our named executive officers who were employed by the Company at the end of fiscal 2007 and entitled to such benefits under post-employment and change in control scenarios. Also summarized below are arrangements relating to former executive officers.

        As of July 31, 2007, several of our named executive officers were subject to agreements which contained severance provisions. Mr. Boss' employment agreement provided that if Mr. Boss was terminated without "cause" or if he resigned for "good reason," (as those terms are defined above under his "Employment Agreement"), Mr. Boss would be entitled to severance equal to 12 months of his then-current base salary payable over a 12-month period, plus 12 months accelerated vesting of outstanding unvested stock options and restricted stock, plus reimbursement of insurance premiums for health coverage for two months. On February 20, 2008, Mr. Boss resigned as our Chief Executive Officer and as a director. The table below reflects Mr. Boss' change of control benefit as of July 31, 2007.

        Mr. Lopez's employment agreement provided as of July 31, 2007 that if Mr. Lopez was terminated without "cause" or if he resigned for "good reason," (as those terms are defined above under his "Employment Agreement"), Mr. Lopez would be entitled to severance equal to 12 months of his then-current base salary payable in a lump sum on the first business day after 6 months from the termination date and the remaining 50% payable in six equal monthly installments starting on the first business day after seven months from the termination date, plus 12 months accelerated vesting of outstanding unvested stock options and restricted stock, plus reimbursement of insurance premiums for health coverage pursuant to the provisions of COBRA for 12 months. On October 5, 2007, the Company entered into a separation agreement and general release with Mr. Lopez the terms of which are set forth below under the caption "Arrangements with Former Executive Officers." The table below reflects Mr. Lopez's change of control benefit as of July 31, 2007.

        Under the terms of our employment letter agreement with Mr. Ulry, he would be entitled to an amount equal to his monthly salary for up to six months (or until he finds other employment, if earlier), if we were to terminate him without cause.

        The tables below estimates amounts of (i) salary and benefits payable and (ii) the acceleration of options and restricted stock outstanding for our named executive officers, in each case assuming that a hypothetical termination or change in control occurred on July 31, 2007. We have estimated the market value of the stock options and restricted stock in the tables below based on the closing price of $2.10 per share on July 31, 2007.

Executive Officer	Benefit Upon Termination	Termination by Us Without Cause/ Resignation by Executive for Good Reason

Steven S. Boss	Salary Cash Payment	$412,000
	Continuation of Benefits	$2,934
	Accelerated Vesting of Options	$30,000
	Accelerated Vesting of Restricted Stock	$157,500
	Total	$602,434

Erik A. Lopez, Sr.	Salary Cash Payment	$265,000
	Continuation of Benefits	$17,606
	Accelerated Vesting of Options	$—
	Accelerated Vesting of Restricted Stock	$42,000
	Total	$324,606

Thomas J. Ulry	Salary Cash Payment	$126,500

Executive Officer	Acceleration of Vesting Upon Change in Control Under Equity Benefit Plans(1)	Change in Control in which Compensation Committee Accelerates Options	Change in Control in which Compensation Committee Does Not Accelerate Options	Change in Control in which Compensation Committee Accelerates Restricted Stock	Change in Control in which Compensation Committee Does Not Accelerate Restricted Stock

Steven S. Boss	Accelerated Vesting of Restricted Stock	$105,000	$75,000	$315,000	$157,500

Thomas J. Ulry	Accelerated Vesting of Restricted Stock	—	—	$42,000	—

Erik A. Lopez, Jr.	Accelerated Vesting of Restricted Stock	—	—	$126,000	$42,000

(1)
For Mr. Boss and Mr. Ulry, benefits related to awards granted under the 1999 Equity Incentive Plan. For Mr. Lopez, benefits relate to awards granted under the 2006 Stock Incentive Plan.

Arrangements with Former Executive Officers

        The Company entered into a Separation Agreement and General Release with Mr. Boss dated February 20, 2008, which will become effective February 28, 2008 (the "Separation Agreement"), unless it is revoked by Mr. Boss before that date (the "Effective Date"). Pursuant to the Separation Agreement, Mr. Boss is entitled to (i) a severance payment of $446,333, equal to thirteen (13) months of Mr. Boss' base salary as of the resignation date, and (ii) retain his group health coverage under COBRA for thirteen months at the Company's expense. Under the Separation Agreement, the Company has agreed to repurchase 75,000 shares of unvested restricted stock held by Mr. Boss, pursuant to the terms of the Company's 1999 Equity Incentive Plan at par value per share, with payment for the repurchase being credited from the severance payment. In addition, Mr. Boss agreed to sell to the Company 166,000 shares of Common Stock owned by him for a price of $1.26 per share, or $209,000 in the aggregate, payable to him one business day after the Effective Date. The Separation Agreement contains a general release by Mr. Boss of all claims against the Company and its affiliates and representatives.

        The Company and Mr. Boss also entered into a Voting and Standstill Agreement (the "Standstill Agreement") dated February 20, 2008. The Standstill Agreement limits the activities of Mr. Boss until April 1, 2009, with respect to exercising any voting rights that he might have by virtue of his ownership of shares of Common Stock held or subsequently acquired by him, restricts his ability to enter into or participate in certain types of transactions involving or affecting the Company and limits his ability to resell Common Stock owned, or to be owned, by him.

        Mr. Clayton's employment and position as the Company's Senior Vice President, Chief Financial Officer and Secretary were terminated, effective July 25, 2007. As a result of a successful mediation of an outstanding dispute between Mr. Clayton and the Company regarding the basis for his termination, we entered into a settlement agreement and general release dated November 29, 2007 with Mr. Clayton. Under the terms of the settlement agreement, we agreed to pay Mr. Clayton a lump-sum settlement payment of $400,000 (of which $280,000 was reimbursed to us under an insurance policy), which was paid on January 2, 2008. In addition, each party to the settlement agreement agreed to mutual general release of claims that the parties may have against each other.

        In connection with Mr. Lopez's resignation from the Company, we entered into a separation agreement and general release with him dated October 5, 2007. Under the terms of the separation agreement, on October 9, 2007, we paid to Mr. Lopez a severance payment in the amount of $200,000, after confirmation of Mr. Lopez's written communication to the Occupational Health and Safety Administration (OSHA) informing OSHA that all his disputes with the Company had been fairly resolved. In addition, pursuant to the separation agreement, the vesting terms relating to 60,000 shares of unvested restricted stock held by Mr. Lopez were amended such that 10,000 of the 60,000 shares were forfeited and the remaining 50,000 shares of restricted stock will vest on January 2, 2008. On October 26, 2007, OSHA notified the Company that it was closing its investigation of the OSHA complaint relating to Mr. Lopez.

401(k) Plan

        We maintain a retirement plan, the 401(k) Plan, which is intended to be a tax-qualified retirement plan. The 401(k) Plan covers substantially all of our employees. Participants may elect to defer a percentage of their eligible pretax earnings each year up to the maximum contribution permitted by the Code. Each participant's interests in his or her deferrals are 100% vested when contributed. The 401(k) Plan permits us to make matching contributions if we choose and we have historically provided matching contributions of up to three percent, based on 50% of the employees' contributions of up to 6% of defined compensation. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As such, contributions to the 401(k) Plan and earnings on those contributions are not taxable to participants until distributed from the 401(k) Plan, and our contributions are deductible by us when made.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Transactions with Related Persons, Promoters and Certain Control Persons.

        In October 2007, we entered into a separation agreement and general release with Erik A. Lopez, Sr., our former Senior Vice President and General Counsel and at the same time amended our employment agreement with Mr. Lopez. Please see the discussion herein under the caption "Executive Compensation—Separation Agreement with Mr. Lopez."

        In November 2007, we entered into a settlement agreement and general release with Lawrence Clayton, Jr., our former Senior Vice President, Chief Financial Officer and Secretary of the Company. Please see the discussion herein under the caption, "Executive Compensation—Settlement Agreement with Mr. Clayton."

        On January 23, 2008, we entered into an Interim Executive Services Agreement (or the "Interim Services Agreement") with Tatum, LLC ("Tatum") dated January 14, 2008 to engage C. Douglas Mitchell as our Interim Chief Financial Officer. Pursuant to the Interim Services Agreement, Mr. Mitchell has become an employee of the Company, subject to the supervision and direction of the Chief Executive Officer and the Board. Under the Interim Services Agreement, Tatum has no control or supervision over Mr. Mitchell, as long as he is performing services under the Interim Services Agreement. The term of the Interim Services Agreement is for a minimum of three months, provided that either party can terminate it earlier with 30 days written notice to the other party, and provided further that we may terminate the Interim Services Agreement immediately for cause based on the performance of Mr. Mitchell.

        Pursuant to the Interim Services Agreement, we pay $37,500 per month, 70% of which is paid directly to Mr. Mitchell as salary through the Company's payroll system and 30% of which is paid to Tatum. The Interim Services Agreement also provides that if, during Mr. Mitchell's service to the Company, the Company institutes a cash or equity based retention or similar plan, Mr. Mitchell will be entitled to be included in such plan on a basis consistent with senior management, on either an equity, or at the Company's option, cash-equivalent basis. The Interim Services Agreement provides an option for us during its term to hire Mr. Mitchell on a permanent basis, upon entering into another form of agreement with Tatum, which must provide for the payment of additional placement fees to Tatum. In connection with entering into the Interim Services Agreement, the Company entered into an indemnification agreement with Mr. Mitchell.

        In February 2008, Steven S. Boss resigned as our Chief Executive Officer and as a director, and we entered into a separation agreement and general release with Mr. Boss. At that time, we also entered into a Voting and Standstill Agreement with Steven S. Boss. Please see the discussion herein under the caption "Executive Compensation—Separation Agreement and Standstill Agreement with Mr. Boss."

        On February 20, 2008, the Board appointed Gregory L. Craig as the Company's Chairman of the Board, Chief Executive Officer and a Class III Director. Pursuant to an employment agreement with Mr. Craig dated February 20, 2008 (the "Employment Agreement"), Mr. Craig will receive an annual base salary of $450,000 and is eligible to participate in all executive bonus and compensation plans of the Company, including the Bonus Program. In connection with his employment, Mr. Craig was granted on February 20, 2008 a non-qualified stock option to purchase 250,000 shares of Common Stock (the "Option") at an exercise price equal to $1.26 per share, equal to 100% of the fair market value of a share of Common Stock on the date of grant, as defined in the Company's 2006 Stock Incentive Plan. The Option was fully vested on the date of grant. Mr. Craig also was awarded on February 20, 2008, 500,000 shares of restricted stock, 300,000 shares of which vested on the date of the award, with the remaining 200,000 shares vesting in two equal installments of 100,000 shares each on the next two anniversary dates of the award. The Employment Agreement has no specific term and is subject to termination by either the Company or Mr. Craig without cause upon 60 days written notice.

        In the event of a change in control (as defined in the Employment Agreement), Mr. Craig will be entitled to receive a sale bonus in an amount equal to two percent (2%) of the amount by which the Company's market capitalization on the date of the Change in Control exceeds $91,126,854.

        The Employment Agreement provides that if Mr. Craig is terminated without cause or if he resigns for good reason, Mr. Craig will be entitled to a severance payment equal to twelve 12 months of his then current base salary payable over a 12-month period, plus 12 months continued vesting of outstanding unvested stock options and restricted stock. In the event of a change of control of the Company, Mr. Craig may resign for good reason, as defined in the Employment Agreement. Finally, in accordance with the Employment Agreement, the Company entered into an indemnification agreement with Mr. Craig.

        On February 21, 2008, in connection with the appointment of Rohn Crabtree as a Class I Director, the Company entered into an indemnification agreement with Mr. Crabtree.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our Certificate of Incorporation and Bylaws. These indemnification agreements generally require us to indemnify each director and executive officer to the fullest extent authorized, permitted or required by the provisions of our amended and restated certificate of incorporation, our Certificate of Incorporation, our Bylaws and the Delaware General Corporation Law, as the same may be amended from time to time. In addition, we generally have agreed to indemnify our directors and executive officers against expenses, judgments and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed proceeding, subject to certain limitations.

Review, Approval or Ratification of Transactions with Related Persons.

        As provided by our Audit Committee charter, our Audit Committee must review and approve in advance any related party transaction. In approving or rejecting a proposed related party transaction, our Audit Committee shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, if applicable, and the impact on a director's independence. Our Audit Committee shall approve only those related party transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion. All of our directors, officers and employees are required to report to our Audit Committee any such related party transaction for approval prior to its completion.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and beneficial owners of more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during fiscal 2007, and except as disclosed in the following paragraph, our officers, directors and beneficial owners of more than 10% of our Common Stock complied with all Section 16(a) filing requirements during fiscal 2007.

        Each of the following non-employee directors made one late filing of a Form 4 under Section 16(a) of the Exchange Act that related to the award of the shares of restricted stock regarding director compensation in January 2007: Charles E. Bayless, Mark S. Juergensen, Dennis R. Leibel and Robert C. Perkins.

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 2)

        The accounting firm of Hein & Associates LLP ("Hein & Associates") served as the Company's independent registered public accounting firm for fiscal 2007 and the Audit Committee has again selected Hein & Associates to act as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2008. The Audit Committee has requested that the Board submit such selection for ratification by the stockholders at the Annual Meeting. Representatives of Hein & Associates are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        Stockholder ratification of the selection of Hein & Associates as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. The Audit Committee believes that submitting the selection of Hein & Associates to the stockholders for ratification is advisable as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Hein & Associates; however, the Audit Committee may retain Hein & Associates notwithstanding the failure of the stockholders to ratify the selection. If the appointment of Hein & Associates is ratified, the Audit Committee will continue to conduct an ongoing review of Hein & Associates' scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Hein & Associates at any time.

        The Board of Directors unanimously recommends that you vote "FOR" the ratification of the appointment of Hein & Associates as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2008. The affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for the adoption of this proposal.

Relationship of the Company with the Independent Registered Public Accountants

        The following table sets forth the fees billed to us by our independent registered public accounting firms for each of the last two fiscal years, respectively.

	Fiscal Year
	2007	2006
Audit Fees	$463,000	$454,000
Audit-Related Fees	8,000	—
Tax Fees	—	—
All Other Fees	—	—

	$471,000	$454,000

        Audit Fees.    This category includes the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

        Audit Related Fees.    This category consists of assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and which are not reported above under "Audit Fees."

        Tax Fees.    This category consists of professional services rendered for tax services, including tax compliance, tax advice and tax planning.

        All Other Fees.    This category consists of fees for other advisory services.

        The Audit Committee has established a policy regarding the pre-approval of audit and non-audit services to be provided by our independent registered public accounting firm. From time to time, consistent with the policy, the Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit-related and permissible non-audit services and associated fees within pre-approved limits set forth by the Committee, provided that the Chairman shall report any such decisions to the Committee at or before its next meeting. We are in compliance with applicable SEC rules relating to pre-approval policies and procedures.

Report of the Audit Committee of the Board of Directors

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

        The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended July 31, 2007 with the Company's management. The Audit Committee has discussed with Hein & Associates LLP, the Company's independent registered public accounting firm for the fiscal year ended July 31, 2007, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Audit Committee has also received the written disclosures and the letter from Hein & Associates LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with Hein & Associates LLP the independence of Hein & Associates LLP.

        Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2007 for filing with the Securities and Exchange Commission.

                      Submitted by the Audit Committee(1):

                      Robert C. Perkins, Chairman
                      Charles E. Bayless
                      Gary J. Hessenauer
                      Mark S. Juergensen
                      Dennis R. Leibel

(1)
Does not include Rohn Crabtree who recently became a member of the Audit Committee on February 21, 2008. Mr. Crabtree was not a member of the Audit Committee when the Report was delivered.

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE
ANNUAL MEETING FOR THE FISCAL YEAR ENDING JULY 31, 2008

Nominations for Directors for the Annual Meeting for the Fiscal Year Ending July 31, 2008

        No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Nominations of persons for election to the Board of Directors may be made by (a) the Board of Directors or a committee appointed by the Board of Directors or (b) any stockholder who (i) is a stockholder of record at the time of giving the notice provided for in the Nomination Bylaw, (ii) will be entitled to vote for the election of directors at the annual meeting and (iii) complies with the notice procedures set forth in the Nomination Bylaw.

        Nominations by stockholders must be made in written form to the Secretary of the Company. Under the Nomination Bylaw, to be timely for an annual meeting, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not more than 120 days nor less than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of an annual meeting is changed by more than 30 days before or 70 days after such anniversary date, then for the notice by the stockholder to be timely, it must be received by us no earlier than 120 days prior to such annual meeting nor later than 90 days prior to such annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made.

        Therefore, in order to be timely for the annual meeting for the fiscal year ending July 31, 2008, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not earlier than November 27, 2008 and not later than December 27, 2008. To be effective, the written notice must include (a) the name, age, business address and residence address of the person being nominated by the stockholder; (b) the principal occupation or employment of the stockholder's nominee; (c) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the stockholder's nominee; (d) any other information relating to the stockholder's nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; (e) the written consent of each proposed nominee to being named as a nominee and to serve as a director of the Company if elected; (f) the name and record address of the stockholder making the nomination; (g) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder; (h) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other persons (including their names) pursuant to which the nominations are to be made by such stockholder; (i) a representation that such stockholder is a stockholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons described in the notice; and (j) a representation of whether such stockholder or any such beneficial owner intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to elect the nominee, and/or (2) otherwise to solicit proxies from stockholders in support of such nomination. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

Stockholder Proposals for the Annual Meeting for the Fiscal Year Ending July 31, 2008

        Under the terms of the Stockholder Proposal Bylaw, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; (c) otherwise properly brought before an annual meeting by a stockholder. For business (other than the nomination of directors, which is governed by the Nomination Bylaw) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.

        To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within 30 days before or 70 days after such anniversary date, then for the notice by the stockholder to be timely, it must be so received no earlier than 120 days before such annual meeting nor later than 90 days before such annual meeting or the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Under the Stockholder Proposal Bylaw, in order to be timely for the annual meeting for the fiscal year ending July 31, 2008, a stockholder's notice regarding a proposal must be delivered to or mailed and received at our principal executive offices not earlier than November 27, 2008 and not later than December 27, 2008.

        To be effective, the written notice must include, as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the text of the proposal; (c) the reasons for the proposal; (d) the name and address, as they appear on the Company's books, of the stockholder proposing such business; (e) the class and number of shares of the Company which are beneficially owned by the stockholder; (f) any material interest of the stockholder in such business; (g) the name and record address of the stockholder making the proposal; (h) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder; (i) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other persons (including their names) pursuant to which the proposals are to be made by such stockholder; (j) a representation that such stockholder is a stockholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to conduct the business being proposed as described in the notice; and (k) a representation of whether such stockholder or any such beneficial owner intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to approve or adopt the proposal, and/or (2) otherwise to solicit proxies from stockholders in support of such proposal.

Stockholder Proposals for Inclusion in Proxy Statement for the Annual Meeting for the Fiscal Year Ending July 31, 2008

        If you want us to consider including a proposal in the Company's proxy materials relating to the annual meeting of stockholders to be held for the fiscal year ending July 31, 2008 in accordance with SEC Rule 14a-8, you must submit such proposal to the Company no later than November 1, 2008. If such proposal is in compliance with all of the requirements of Rule 14a-8, and not otherwise excludable under Rule 14a-8, we will include it in the proxy statement and set it forth on the form of proxy issued for such annual meeting of stockholders. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included. You should direct any such stockholder proposal to the attention of the Secretary of the Company at our address set forth on the first page of this proxy statement.

AVAILABILITY OF ANNUAL REPORT

        You may obtain, without charge, a copy of our Annual Report on Form 10-K for the fiscal 2007, including the financial statements and the financial statement schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended. You may also obtain copies of exhibits to the Form 10-K, but we will charge a reasonable fee to stockholders requesting such exhibits. You should direct your request in writing to us at the address of the Company set forth on the first page of this proxy statement, attention: C. Douglas Mitchell, Secretary.

OTHER MATTERS

        The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Board of Directors,
C. DOUGLAS MITCHELL Interim Chief Financial Officer and Secretary

Costa Mesa, California
February 27, 2008

PROXY	PROXY

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
COMMERCE ENERGY GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of Commerce Energy Group, Inc., a Delaware corporation (the "Company"), hereby appoint(s) Gregory L. Craig and Dennis R. Leibel, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on March 27, 2008, and at any and all adjournments or postponements thereof (the "Meeting"), to represent and vote all shares of the common stock of the Company held of record by the undersigned on February 8, 2008, which the undersigned would be entitled to vote if personally present at the Meeting, as indicated on the reverse side of this card, and to vote in their discretion on any other matters that may properly come before the Meeting.

IF THE UNDERSIGNED DOES NOT INDICATE A CHOICE ON PROPOSAL 2 OR WITH RESPECT TO THE NOMINEES FOR ELECTION AS A CLASS I DIRECTOR (PROPOSAL 1) ON THE REVERSE SIDE OF THIS CARD, ALL SHARES HELD BY THE UNDERSIGNED WILL BE VOTED FOR PROPOSAL 2 AND FOR THE NOMINEES NAMED IN PROPOSAL 1.

(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)

Telephone and Internet Voting Instructions
You can submit your proxy by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to submit your proxy. Submission of your proxy by Internet or telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
 To vote using the Telephone (within U.S. and Canada)

•
Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•
Follow the simple instructions provided by the recorded message.

To vote using the Internet

•
Go to the following web site: www.investorvote.com

•
Enter the information requested on your computer screen and follow the simple instructions.

If you submit your proxy by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:30 p.m., Pacific Time, on March 26, 2008.

THANK YOU FOR VOTING

Commerce Energy Group, Inc.
Annual Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

I plan to attend the Annual Meeting ☐

ELECTION OF CLASS I DIRECTORS

THE LISTED NOMINEES HAVE BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED.

1.	Nominees for election as Class I Directors to the Board of Directors:
		For	Withhold
	01 Rohn Crabtree	☐	☐
	02 Gary J. Hessenauer	☐	☐

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE PROPOSAL HAS BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSAL.

		For	Against	Abstain
2.	Proposal to ratify the appointment of Hein & Associates LLP as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2008.	☐	☐	☐
Whether or not direction is made, each of the proxies is authorized to vote in his discretion upon such other business as may properly come before the Meeting.
Authorized Signatures—Sign Here—This section must be completed for your instruction to be executed.

Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.
Date (mm/dd/yyyy)	Signature 1	Signature 2

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
QUESTIONS AND ANSWERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership Table
ELECTION OF DIRECTORS (PROPOSAL 1)
INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
Director Compensation Table for Fiscal 2007
EXECUTIVE COMPENSATION
Summary Compensation Table
TRANSACTIONS WITH MANAGEMENT AND OTHERS
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2)
SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE ANNUAL MEETING FOR THE FISCAL YEAR ENDING JULY 31, 2008